PATHMARK STORES, INC.

                           CREDIT AGREEMENT



            This CREDIT AGREEMENT is dated as of October 26, 1993 and entered into by and among PATHMARK STORES, INC., a Delaware corporation ("Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and BANKERS TRUST COMPANY ("Bankers"), as agent for Lenders (in such capacity, "Agent").


                           R E C I T A L S

            WHEREAS, Company proposes to engage in a series of transactions, including the issuance of the New Subordinated Debt (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1), in connection with the Restructuring;

            WHEREAS, Company desires that Lenders extend certain credit facilities to Company to provide a portion of the financing necessary to consummate the Restructuring and to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries;

            WHEREAS, Company proposes to use a portion of the proceeds from the Loans and from the issuance of the Senior Subordinated Notes and the Junior Subordinated Notes to repay all amounts outstanding under the Existing Credit Agreement, to repay all amounts owing to Holdings under the Holdings Intercompany Notes related to the Holdings Senior Subordinated Notes and the Holdings Discount Debentures and to repay a portion of the amount owing to Holdings under the Holdings Intercompany Note related to the Holdings Subordinated Debentures, and Holdings proposes to use the proceeds from the repayment of the Holdings Intercompany Notes related to the Holdings Senior Subordinated Notes and the Holdings Discount Debentures to redeem all of the Holdings Senior Subordinated Notes and the Holdings Discount Debentures and to use the proceeds from the repayment of the Holdings Intercompany Note related to the Holdings Subordinated Debentures to purchase a corresponding portion of the Holdings Subordinated Debentures;

            WHEREAS, Company proposes to issue Subordinated Debentures in exchange for a portion of the Holdings Subordinated Debentures pursuant to the Subordinated Debenture Exchange Offer and to deliver the Holdings Subordinated Debentures tendered in such exchange to Holdings in satisfaction of a corresponding portion of Company's obligations under the Holdings Intercompany Note related to the Holdings Subordinated Debentures;

            WHEREAS, PTKH proposes to issue the PTKH Bonds to Holdings in satisfaction of a corresponding portion of Company's obligations under the Holdings Intercompany Note related to the Holdings Subordinated Debentures and Holdings proposes to sell the PTKH Bonds to Equitable or its Affiliates pursuant to the PTKH Private Placement in exchange for a corresponding portion of the Holdings Subordinated Debentures held by Equitable or its Affiliates;

            WHEREAS, Company proposes to issue Subordinated Notes in exchange for Holdings Subordinated Notes pursuant to the Subordinated Note Exchange Offer and to deliver the Holdings Subordinated Notes tendered in such exchange to Holdings in satisfaction of a corresponding portion of Company's obligations under the Holdings Intercompany Note related to the Holdings Subordinated Notes;

            WHEREAS, in connection with the transactions pursuant to which the Holdings Subordinated Debentures are to be exchanged or purchased, Holdings proposes to obtain the consent of the requisite number of holders of the Holdings Subordinated Debentures to the execution of the Supplemental Holdings Subordinated Debenture Indenture which, among other things, will remove substantially all of the restrictive covenants contained in the indenture pursuant to which the Holdings Subordinated Debentures were issued;

            WHEREAS, in connection with the Subordinated Note Exchange Offer, Holdings proposes to obtain the consent of the requisite number of holders of the Holdings Subordinated Notes to the execution of the Supplemental Holdings Subordinated Note Indenture which, among other things, will remove substantially all of the restrictive covenants contained in the indenture pursuant to which the Holdings Subordinated Notes were issued;

            WHEREAS, in connection with the Restructuring, Company has spun off certain of its assets to Chefmark and has entered into certain of the Spin-Off Agreements with Chefmark;

            WHEREAS, in connection with the Restructuring, Company proposes to spin off certain of its assets to Plainbridge and to enter into certain of the Spin-Off Agreements and certain other arrangements with Plainbridge, Chefmark, PTKH, Holdings and SMG-II;

            WHEREAS, concurrently with the execution of this Agreement, Plainbridge is entering into the Plainbridge Credit
  Agreement; and

            WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Agent, on behalf of Lenders, a first priority Lien on certain unencumbered real, personal and mixed property of Company;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agent agree as follows:


  Section 1.     DEFINITIONS

  1.1  Certain Defined Terms.
       ---------------------

            The following terms used in this Agreement shall have the following meanings:

            "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the arithmetic average
                             --------
  (rounded upward to the nearest 1/16 of one percent) of the offered quotation, if any, to first class banks in the interbank Eurodollar market by each of the Reference Lenders for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of that Reference Lender for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the
                     --                                 -----
  stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if any Reference Lender fails to
                 --------
  provide Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation(s) provided to Agent by the other Reference Lender(s).

            "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

            "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 9.6A.

            "Agreement" means this Credit Agreement dated as of October 26, 1993, as it may be amended, supplemented or otherwise modified from time to time.

            "Applicable Pricing Discount" means, during any Pricing Discount Period, (i) with respect to interest payable on the Term A Loans and the Revolving Loans and letter of credit fees payable under clause (b) of subsection 3.2(i), (a) 0.25% per annum if the Consolidated Interest Coverage Ratio (as such term is defined in the definition of Pricing Discount Period) set forth in the applicable APD Certificate (as such term is defined in the definition of Pricing Discount Period) for each of the two four-fiscal quarter periods covered by such APD Certificate is equal to or greater than 2.50:1.00 but less than 3.00:1.00 or
  (b) 0.50% per annum if the Consolidated Interest Coverage Ratio set forth in the applicable APD Certificate for each of such two four-fiscal quarter periods is equal to or greater than 3.00:1.00 and (ii) with respect to commitment fees payable under clause
  (ii) of subsection 2.3A, 0.125% per annum.

            "Asset Sale" means (i) the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (a) any of the stock of any of Company's Subsidiaries or (b) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries other than
  (1) inventory sold in the ordinary course of business and (2) any other assets to the extent that the aggregate fair market value of such assets sold in any single transaction or related series of transactions is equal to $1,000 or less, (ii) the assignment by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of any lease, whether a Capital Lease or an Operating Lease, to which it is a party as lessee, (iii) the taking of any assets of Company or any of its Subsidiaries, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, other than any such taking to the extent that the aggregate net cash proceeds received by Company and its Subsidiaries in connection with such taking and all other takings related to such taking are equal to or less than $100,000, or (iv) the occurrence of any loss, damage or destruction of any assets of Company or any of its Subsidiaries giving rise to insurance proceeds, other than any such occurrence to the extent that the aggregate insurance proceeds received by Company and its Subsidiaries in connection with such occurrence are equal to or less than $5,000,000.

            "Assignment and Acceptance" means an Assignment and
  Acceptance entered into by a Lender and an Eligible Assignee, and accepted by Agent, in substantially the form of Exhibit XI
                                                  ----------
  annexed hereto.

            "Bankers" has the meaning assigned to that term in the introduction to this Agreement.

            "Bankruptcy Code" means Title 11 of the United States
  Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "Base Rate" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

            "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

            "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

            "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Cash" means money, currency or a credit balance in a Deposit Account.

            "Cash Equivalents" means (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
  (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof (a) maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's") or (b) in the case of tax exempt securities referred to as "Variable Rate Demand Notes", maturing within 90 days from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A from S&P or at least A2 from Moody's; (iii) commercial paper maturing no more than six months from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $250,000,000 (each Lender and each such commercial bank herein called a "Cash Equivalent Bank"); and (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Cash Equivalent Bank (whether such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank).

            "Chefmark" means Chefmark, Inc., a Delaware corporation.

            "Class" means, with respect to Lenders, (i) Lenders having Term A Loan Exposure, (ii) Lenders having Term B Loan
  Exposure, or (iii) Lenders having Revolving Loan Exposure, as the case may be.

            "Closing Date" means the date on or before October 29, 1993, on which the initial Loans are made.

            "Collateral" means, collectively, all real, personal and mixed property collateral securing the Obligations pursuant to the Collateral Documents.

            "Collateral Account" has the meaning assigned to that term in the Collateral Account Agreement.

            "Collateral Account Agreement" means the Collateral Account Agreement executed and delivered by Company and Agent on the Closing Date, substantially in the form of Exhibit XII
                                                 -----------
  annexed hereto, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

            "Collateral Co-Agent" has the meaning assigned to that term in subsection 9.1.

            "Collateral Documents" means the Company Pledge Agreement, the Company Security Agreement, the Company Trademark Security Agreement, the Collateral Account Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements, the Subsidiary Trademark Security Agreements, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Agent, on behalf of Lenders, Liens in real, personal or mixed property of that Loan Party as security for the Obligations.

            "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

            "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

            "Company" has the meaning assigned to that term in the introduction to this Agreement.

            "Company Pledge Agreement" means the Pledge Agreement
  executed and delivered by Company on the Closing Date,
  substantially in the form of Exhibit XIII annexed hereto, as such
                               ------------
  Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

            "Company Security Agreement" means the Security
  Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XIV annexed hereto, as such
                               -----------
  Security Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

            "Company Trademark Security Agreement" means the
  Trademark Collateral Security Agreement and Conditional
  Assignment executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XV annexed hereto, as such
                               ----------
  Trademark Collateral Security Agreement and Conditional
  Assignment may hereafter be amended, supplemented or otherwise modified from time to time.

            "Compliance Certificate" means a certificate substan-
  tially in the form annexed hereto as Exhibit VII delivered to
                                       -----------
  Lenders by Company pursuant to subsection 6.1(iv).

            "Consolidated Adjusted EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation and amortization expense, (v) provisions for expenses related to the Restructuring, (vi) total non-cash interest expense of Company with respect to the Junior Subordinated Notes, and (vii) other non-cash items (including without limitation LIFO charges) reducing Consolidated Net Income less other non-cash items
                                   ----
  increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

            "Consolidated Capital Expenditures" means, for any period, an amount equal to (i) the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus (b) to the extent not covered by clause
                       ----
  (a) hereof, the aggregate of all expenditures by Company and its

  Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person minus
                                                        -----
  (ii) the aggregate amount of all Net Cash Proceeds of Asset Sale received by Company and its Subsidiaries during that period in connection with Sale and Lease-backs of any property all or a portion of the purchase price of which was included in the calculation of Consolidated Capital Expenditures for that period or any prior period. For purposes of this definition (1) the purchase price of any Equipment that is purchased simultaneously with the trade-in or other disposition in the ordinary course of business of existing Equipment or with insurance proceeds received by Company and its Subsidiaries in respect of the actual or constructive total loss of any Equipment shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the
                                ----
  seller of such Equipment for the Equipment being traded in at such time or the amount of proceeds from such other disposition or the amount of such insurance proceeds, as the case may be, and
  (2) the amount of any expenditure for any Equipment (the "New Equipment") that replaces existing leased Equipment (the "Leased Equipment") that was purchased at the end of the applicable lease term and then subsequently sold for a greater amount shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of the expenditure for the New Equipment less
                                                               ----
  the excess of the proceeds received by Company or any of its Subsidiaries from the sale of the Leased Equipment over the gross amount of the purchase price of the Leased Equipment.

            "Consolidated Current Assets" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash
                                          ---------
  Equivalents.

            "Consolidated Current Liabilities" means, as at any
  date of determination, the total liabilities of Company and its
  Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portions of Funded Debt and Capital Leases.
  ---------

            "Consolidated Excess Cash Flow" means, for any Fiscal Year, an amount equal to (i) the sum (without duplication) of the amounts for such Fiscal Year of (a) Consolidated Net Income,
  (b) any after-tax gains attributable to returned surplus assets of any Pension Plan, (c) the aggregate amount of Net Cash Proceeds of Asset Sale that are not otherwise included in Consolidated Net Income, (d) the aggregate amount of Cash proceeds (net of underwriting discounts and commissions and other reasonable fees, commissions and costs associated therewith) from the issuance after the Closing Date of any debt or equity Securities of Company, (e) total depreciation and amortization expense, (f) total non-cash interest expense of Company with respect to the Junior Subordinated Notes, (g) other non-cash charges reducing Consolidated Net Income, and (h) the Consolidated Working Capital Adjustment minus (ii) the sum
                                          -----
  (without duplication) of the amounts for such Fiscal Year of
  (a) Consolidated Capital Expenditures permitted under subsection
  7.8 to the extent paid in Cash during such Fiscal Year,
  (b) payments of principal on the Term Loans (other than mandatory prepayments pursuant to clause (e) of subsection 2.4A(iii)),
  (c) payments of principal or premium or other similar payments made in respect of any outstanding Subordinated Indebtedness to the extent such payments are permitted pursuant to subsection 7.5, (d) payments of principal or premium or other similar payments made in respect of any outstanding Holdings Intercompany Notes to the extent such payments are permitted pursuant to subsection 7.5, (e) payments of principal on the Revolving Loans (other than mandatory prepayments pursuant to clause (e) of subsection 2.4A(iii)) to the extent such payments are accompanied by a permanent reduction in the Revolving Loan Commitments,
  (f) to the extent not included in subclauses (b) through (e) of this clause (ii), scheduled payments and mandatory prepayments of principal made in respect of any outstanding Funded Debt,
  (g) other non-cash credits increasing Consolidated Net Income, and (h) $25,000,000, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

            "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, (i) any amounts referred to in subsection 2.3 payable to Agent and Lenders on or before the Closing Date, (ii) any deferred financing expenses amortized by Company and its Subsidiaries during such period, and
  (iii) any non-cash interest expense of Company for such period with respect to the Junior Subordinated Notes.

            "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there
                                             --------
  shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of

  Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

            "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee (in each case net of any sublease income received or receivable by Company and its Subsidiaries on a consolidated basis during that period with respect thereto), excluding, however, (i) any amount of rent for
                    ---------  -------
  which Company or any Subsidiary of Company is contingently liable under any lease as a result of the assignment thereof by Company or such Subsidiary to any Person and (ii) any tax, insurance, maintenance and similar expenses that Company or any Subsidiary of Company is obligated to pay as lessee under the terms of the applicable lease.

            "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

            "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which the Consolidated Working Capital of Company and its Subsidiaries as of the beginning of such period exceeds (or is less than) the Consolidated Working Capital of Company and its Subsidiaries as of the end of such period.

            "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof,
  (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or other-wise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

            "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "Covered Real Property" means, at any time, (i) any Real Property Asset listed in Schedule 7.2 annexed hereto that is
                                ------------
  not, at such time, subject to Liens permitted under subsection
  7.2 securing Indebtedness (other than the Obligations) of Company or any of its Subsidiaries permitted under subsection 7.1,
  (ii) any Real Property Asset (other than any Real Property Asset listed in Schedule 7.2 annexed hereto) consisting of a leasehold
            ------------
  interest in real property now owned or hereafter acquired by Company or any of its Subsidiaries, and (iii) any Real Property Asset (other than any Real Property Asset listed in Schedule 7.2
                                                      ------------
  annexed hereto) consisting of a fee interest in real property now owned or hereafter acquired by Company or any of its Subsidiaries excluding, however, (a) any fee interest in undeveloped land held
  ---------  -------
  by Company or any of its Subsidiaries for the development of a Related Store, provided that construction of such Related Store
                 --------
  has commenced thereon not later than six months following the acquisition of such fee interest in undeveloped land by Company or such Subsidiary, (b) any fee interest in any Real Property Asset consisting of a Related Store that is under construction, provided that (X) such construction has not been continuing for
  --------
  longer than one year and (Y) such fee interest was not, prior to the commencement of such construction, required to be encumbered by a Mortgage pursuant to subsection 6.9, (c) any fee interest in any Real Property Asset consisting of a Related Store the construction of which is complete, provided that (X) no more than
                                     --------
  six months have elapsed since the later of the date of completion of such construction and the date on which Company or any of its Subsidiaries acquired such fee interest and (Y) such fee interest was not previously required to be encumbered by a Mortgage pursuant to subsection 6.9, (d) any fee interest in any Real Property Asset consisting of a Related Store (whether fully constructed or under construction) that is subject to a Lien permitted under subsection 7.2A(iv), and (e) any Real Property Asset from and after such time as such Real Property Asset becomes subject to a Lien permitted under subsection 7.2A(v) or subsection 7.2A(vi); provided that if an Unavoidable Delay (as
                       --------
  defined below) occurs during any time period specified with respect to any Related Store in clause (a), (b) or (c) above, such time period for such Related Store shall be extended for a period equal to the duration of such Unavoidable Delay plus 5
                                                         ----
  days. For purposes of this definition, the term "Unavoidable Delay" means the temporary prevention of, or delay in, the performance of any obligation or the satisfaction of any condition set forth in the proviso to clause (a), (b) or (c) above as a result of the occurrence of any unforeseeable condition beyond the reasonable control of Company or any of its Subsidiaries, including any strike, lockout, labor dispute, inability to obtain labor or materials or reasonable substitutes therefor, act of God, governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, or fire or other casualty; provided that
                                                     --------
  if at any time it becomes reasonably likely that the condition giving rise to any such temporary prevention or delay will result in a permanent prevention of the performance or satisfaction of the obligation or condition in question, the related Unavoidable Delay shall be deemed to terminate immediately.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in currency values.

            "Default Period" has the meaning assigned to that term in subsection 2.10.

            "Defaulting Lender" has the meaning assigned to that term in subsection 2.10.

            "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "Dollars" and the sign "$" mean the lawful money of the United States of America.

            "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country, or a political subdivision thereof; provided that
                                                     --------
  (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; and (v) Restructured Obligations Backed By Senior Assets B.V. (or any pledgee of its assets generally), in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Agent; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company
                           --------
  shall be an Eligible Assignee.

            "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

            "Environmental Claim" means any written notice of material violation, claim, demand or abatement order by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, or any of their respective Affiliates.

            "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, or (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, in any manner applicable to Company or any of its Subsidiaries or any of the Facilities.

            "Equipment" means all equipment (including without limitation all distribution, retailing, data processing, office and motor vehicle equipment) owned or leased by Company or any of its Subsidiaries.

            "Equitable" means The Equitable Life Assurance Society of the United States.

            "ERISA" means the Employee Retirement Income Security
  Act of 1974, as amended from time to time, and any successor statute.

            "ERISA Affiliate", as applied to any Person, means
  (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of
  Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

            "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to
  Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

            "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

            "Event of Default" means each of the events set forth in Section 8.

            "Exchange Act" means the Securities Exchange Act of
  1934, as amended from time to time, and any successor statute.

            "Existing Credit Agreement" means that certain Working Capital Agreement dated as of June 15, 1987, as amended, by and among Company (as successor in interest to SMG Acquisition Corporation), the banks listed therein as lenders, and Bankers and Chemical Bank (as successor in interest to Manufacturers Hanover Trust Company), as co-agents.

            "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now or hereafter during the term of this Agreement owned, leased or operated or heretofore owned by
  (i) Company or any of its Subsidiaries, (ii) any of Company's or any such Subsidiary's predecessors by merger or consolidation, or
  (iii) any of Company's Affiliates that are directly or indirectly controlled by Company.

            "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

            "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on the Saturday closest to January 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year commences.

            "Funded Debt", as applied to any Person, means all Indebtedness of that Person (including any current portions thereof) which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of the debtor to a date more than one year from (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

            "Funding Date" means the date of the funding of a Loan.

            "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pro-nouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

            "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

            "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other terms intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form that is or may become friable; (vii) urea formaldehyde foam insulation;
  (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

            "Holdings" means Supermarkets General Holdings
  Corporation, a Delaware corporation.

            "Holdings Discount Debentures" means the 13 1/8% Junior Subordinated Discount Debentures due 2003 issued by Holdings in an aggregate original face amount equal to $312,655,000, which debentures have an aggregate outstanding principal amount (including up to $32,800,000 of unamortized original issue discount) not exceeding $217,271,000 as of immediately prior to the Closing Date.

            "Holdings Existing Credit Agreement" means that certain Credit Agreement dated as of May 29, 1987, as amended, by and among Holdings (formerly SMG Holdings Corporation), the banks listed therein as lenders, Bankers and Chemical Bank (as successor in interest to Manufacturers Hanover Trust Company), as co-agents, and Chemical Bank, as collateral co-agent.

            "Holdings Intercompany Notes" means, collectively,
  (i) that certain
  Promissory Note dated as of December 17, 1991, made by Company to Holdings in the original principal amount of $90,820,000,
  (ii) that certain Promissory Note dated as of December 17, 1991, made by Company to Holdings in the original principal amount of $41,218,673, (iii) that certain Promissory Note dated as of December 17, 1991, made by Company to Holdings in the original principal amount of $43,020,000, (iv) that certain Promissory Note dated as of May 28, 1992, made by Company to Holdings in the original principal amount of $200,000,000, (v) that certain Promissory Note dated as of April 27, 1993, made by Company to Holdings in the original principal amount of $24,000,000, (vi) that certain Promissory Note dated as of November 7, 1989, made by Company to Holdings in the original principal amount of $251,644,387, (vii) that certain Promissory Note dated as of November 7, 1989, made by Company to Holdings in the original principal amount of $181,980,000, (viii) that certain Promissory Note dated as of November 7, 1989 made by Company to Holdings in the original principal amount of $384,180,000, and (ix) that certain Promissory Note dated as of November 7, 1989, made by Company to Holdings in the original principal amount of $425,772,540.

            "Holdings Senior Subordinated Notes" means the 14 1/2% Senior Subordinated Notes due 1997 issued by Holdings in an aggregate original principal amount equal to $475,000,000, which notes have an aggregate outstanding principal amount equal to approximately $388,192,000 as of immediately prior to the Closing Date.

            "Holdings Subordinated Debenture Trustee" means the trustee under the indenture pursuant to which the Holdings
  Subordinated Debentures were issued.

            "Holdings Subordinated Debentures" means the 12 5/8% Subordinated Debentures due 2002 issued by Holdings in an aggregate original principal amount equal to $415,000,000, which debentures have an aggregate outstanding principal amount equal to approximately $414,979,000 as of immediately prior to the Closing Date.

            "Holdings Subordinated Note Trustee" means the trustee under the indenture pursuant to which the Holdings Subordinated
  Notes were issued.

            "Holdings Subordinated Notes" means the 11 5/8% Subordinated Notes due 2002 issued by Holdings in an aggregate original principal amount of $200,000,000, which notes have an aggregate outstanding principal amount equal to approximately $200,000,000 as of immediately prior to the Closing Date.

            "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
  (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is
  (A) due more than six months (or a longer period up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

            "Indemnitee" has the meaning assigned to that term in subsection 10.3.

            "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

            "Interest Payment Date" means (i) with respect to any Base Rate Loan, each January 15, April 15, July 15 and October 15 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six
        --------
  months, "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

            "Interest Period" has the meaning assigned to that term in subsection 2.2B.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

            "Interest Rate Determination Date" means, in respect of an Interest Period, the second Business Day prior to the first day of such Interest Period.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

            "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, stock or other Securities of any other Person, or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

            "Issuing Lender" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

            "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate
                    --------
  Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

            "Junior Subordinated Note Indenture" means the indenture pursuant to which the Junior Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.14A.

            "Junior Subordinated Notes" means the up to $225,250,000 principal amount at final maturity of 10 3/4 % Junior Subordinated Deferred Coupon Notes due 2003 of Company issued pursuant to the Junior Subordinated Note Indenture on the Closing Date.

            "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; provided that the
                                                --------
  term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

            "Letter of Credit" or "Letters of Credit" means
  Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

            "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may, pursuant to the terms thereof, become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under
              ----
  Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

            "Lien" means any lien, mortgage, pledge, assignment (to the extent such assignment is intended to secure an obligation of any Person), security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

            "Loan" or "Loans" means one or more of (i) the Term A Loans, (ii) the Term B Loans, (iii) the Revolving Loans, or
  (iv) the Swing Line Loans, or any combination thereof, and each of the different types of Loans identified in clauses (i) through
  (iv) above shall be a "Type" of Loan.

            "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents.

            "Loan Party" means each of Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

            "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve
  System as in effect from time to time.

            "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, (ii) the impairment of the ability of any Loan Party to perform any Obligations of a monetary nature, or (iii) the impairment of the rights of Agent or Lenders to enforce any Obligations of a monetary nature.

            "Mortgage" means an instrument (whether designated as a deed of trust, a trust deed or a mortgage or by any similar title) executed and delivered by Company or any of its Subsidiaries substantially in the form of Exhibit XX annexed
                                            ----------
  hereto encumbering a fee or leasehold interest in Real Property Assets, as such instrument may be amended, supplemented or otherwise modified from time to time, and "Mortgages" means all such instruments, including the Closing Date Mortgages (as defined in subsection 4.1B) and any Additional Mortgages (as defined in subsection 6.9), collectively.

            "Multiemployer Plan" means a "multiemployer plan", as defined in Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

            "Net Cash Proceeds of Asset Sale" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) actually received from such Asset Sale net of bona fide direct costs incurred in connection with such Asset Sale, including without limitation (i) reasonable brokerage commissions, underwriting fees and discounts, legal fees and expenses, finder's fees and other similar fees, expenses and commissions,
  (ii) taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) secured by a Lien on the assets in question that is required to be repaid under the terms thereof as a result of such Asset Sale, and (iv) the costs and expenses of any repairs, alterations or improvements made to the property sold in connection with such Asset Sale to the extent such repairs, alterations or improvements are required pursuant to the terms of such Asset Sale.

            "New Subordinated Debt" means, collectively, the Indebtedness of Company evidenced by the Senior Subordinated
  Notes, the Subordinated Notes, the Subordinated Debentures and the Junior Subordinated Notes.

            "New Subordinated Debt Indentures" means, collectively, the Senior Subordinated Note Indenture, the Subordinated Note
  Indenture, the Subordinated Debenture Indenture and the Junior
  Subordinated Note Indenture.

            "Non-Recourse Indebtedness" means, as applied to any Person, all Indebtedness of that Person secured by Liens on specified assets of that Person under the terms of which (i) no recourse may be had against that or any other Person for the payment of the principal of or interest or premium on such Indebtedness or for any claim based thereon and (ii) the enforcement of all obligations relating to such Indebtedness is limited to foreclosure or other actions with respect to such specified assets.

            "Notes" means one or more of the Term A Notes, Term B
  Notes, Revolving Notes or Swing Line Note or any combination thereof.

            "Notice of Borrowing" means a notice substantially in
  the form of Exhibit I annexed hereto delivered by Company to
              ---------
  Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

            "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered
                               ----------
  by Company to Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

            "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered
                               -----------
  by Company to the proposed Issuing Lender pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

            "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

            "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate with
                 --------
  respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certif-icate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

            "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

            "PBGC" means the Pension Benefit Guaranty Corporation
  (or any successor thereto).

            "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

            "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section
  401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

            (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

            (ii) statutory Liens of landlords and Liens of carriers, workmen, repairmen, warehousemen, mechanics and materialmen and other Liens imposed by law, in each case incurred in the ordinary course of business and securing obligations that are not overdue for a period of more than 30 days or securing obligations that are overdue for a period of more than 30 days that are being contested in good faith, if (with respect to any such obligations that are overdue for a period of more than 30 days) such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

            (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or securing liability to insurance carriers under insurance or self-insurance arrangements, or obtaining utility service or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations

       (exclusive of obligations for the payment of borrowed money);

            (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

            (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidi-aries;

            (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

            (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9,
       (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or
       (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

            (viii)    Liens arising from filing UCC financing
       statements relating solely to leases permitted by this Agreement;

            (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

            (x) Liens in favor of issuers of Commercial Letters of Credit encumbering any goods or documents covered by such Commercial Letters of Credit and securing obligations that are not overdue for a period of more than 15 days.

            "Person" means and includes natural persons, corpora-tions, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            "Plainbridge" means Plainbridge, Inc., a Delaware corporation.

            "Plainbridge Credit Agreement" means that certain
  Credit Agreement dated as of even date herewith among Plainbridge, the lenders party thereto and Bankers, as agent for such lenders, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

            "Plainbridge Loan Documents" means the "Loan Documents" as defined in the Plainbridge Credit Agreement.

            "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

            "Pricing Discount Period" means any period (i) during which the aggregate outstanding principal amount of the Term
  Loans is equal to or less than $322,000,000 and (ii) which is an APD Certification Period (as defined below).

  For purposes of this definition: (A) "APD Certificate" means an Officers' Certificate of Company delivered within the first forty-five days of any fiscal quarter of Company certifying that the Consolidated Interest Coverage Ratio for each of the four-fiscal quarter periods ending as of the last day of each of the two consecutive fiscal quarters of Company immediately preceding the fiscal quarter during which such Officers' Certificate is delivered is equal to or greater than 2.50:1.00 and setting forth the calculation of the Consolidated Interest Coverage Ratio for each such four-fiscal quarter period in reasonable detail,
  (B) "APD Certification Period" means the period commencing on the fifth day after the receipt of an APD Certificate by Agent and ending on the earlier of (x) the forty-fifth day after the end of the fiscal quarter of Company during which such APD Certificate was delivered and (y) the fifth day after the next APD Certificate, if any, is delivered to Agent, and (C) "Consolidated Interest Coverage Ratio" means, for any period, the ratio of
  (1) Consolidated Adjusted EBITDA to (2) Consolidated Interest
  Expense.

            "Prime Rate" means the rate that Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Term A Loan Commitment or the Term A Loan of any Lender, the percentage obtained by dividing (x) the Term A Loan Exposure of that Lender
              --------
  by (y) the aggregate Term A Loan Exposure of all Lenders,
  --
  (ii) with respect to all payments, computations and other matters relating to the Term B Loan Commitment or the Term B Loan of any Lender, the percentage obtained by dividing (x) the Term B Loan
                                     --------
  Exposure of that Lender by (y) the aggregate Term B Loan Exposure
                          --
  of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan
                             --------
  Exposure of that Lender by (y) the aggregate Revolving Loan
                          --
  Exposure of all Lenders, and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing
                                                     --------
  (x) the sum of the Term A Loan Exposure of that Lender plus the
                                                         ----
  Term B Loan Exposure of that Lender plus the Revolving Loan
                                      ----
  Exposure of that Lender by (y) the sum of the aggregate Term A
                          --
  Loan Exposure of all Lenders plus the aggregate Term B Loan
                               ----
  Exposure of all Lenders plus the aggregate Revolving Loan
                          ----
  Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii) and (iv) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.
     ------------

            "PTKH" means PTK Holdings, Inc., a Delaware corporation.

            "PTKH Bond Indenture" means the indenture dated as of October 26, 1993 between PTKH and Nations Bank of Georgia, National Association, as trustee, pursuant to which the PTKH Bonds are issued, as such indenture may be amended from time to time (other than pursuant to an amendment that would result in an Event of Default under subsection 8.17).

            "PTKH Bonds" means the $130,000,000 original principal amount of 10 1/4% Exchangeable Guaranteed Debentures due 2003 of PTKH issued pursuant to the PTKH Bond Indenture on the Closing
  Date.

            "PTKH Private Placement" means (i) the issuance by PTKH of the PTKH Bonds to Holdings in satisfaction of a corresponding portion of Company's obligations under the Holdings Intercompany Note related to the Holdings Subordinated Debentures, (ii) the sale by Holdings of the PTKH Bonds to Equitable or its Affiliates in exchange for Holdings Subordinated Debentures held by Equitable or its Affiliates with an aggregate outstanding principal amount equal to $130,000,000 as of immediately prior to the Closing Date, and (iii) the payment by Holdings of all accrued interest on the Holdings Subordinated Debentures so exchanged and all premium in connection with such exchange to Equitable or its Affiliates.

            "Qualified Sale and Lease-back" means the sale, pursuant to a Sale and Lease-back, of (i) any fee interest in any Real Property Asset consisting of a Related Store the construction of which is complete; provided that such sale occurs
                                     --------
  no more than six months after the later of the date of completion of such construction and the date on which Company or any of its Subsidiaries acquired such fee interest; or (ii) any Equipment within 180 days after the acquisition of such Equipment by Company or any of its Subsidiaries.

            "Real Estate Subsidiary" means each wholly-owned Subsidiary of Company listed in Part A of Schedule 5.1 annexed
                                            ------------
  hereto so long as such wholly-owned Subsidiary remains liable with respect to Indebtedness which prohibits such wholly-owned Subsidiary from entering into the Subsidiary Guaranty and the Collateral Documents.

            "Real Property Assets" means interests in land, buildings, improvements, and fixtures attached thereto or used in the operation thereof, in each case owned or leased (as lessee) by Company or any of its Subsidiaries.

            "Redemption Agreement" means the Redemption Agreement dated as of October 26, 1993, among Holdings, PTKH and the holders of the PTKH Bonds, as such Redemption Agreement is in effect on the Closing Date and as such Redemption Agreement may thereafter be amended from time to time (other than pursuant to an amendment that would result in an Event of Default under subsection 8.17).

            "Reference Lenders" means Bankers, LTCB Trust Company and The Bank of Nova Scotia.

            "Refunded Swing Line Loans" has the meaning given to that term in subsection 2.1A(iv).

            "Regulation D" means Regulation D of the Board of
  Governors of the Federal Reserve System, as in effect from time to time.

            "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

            "Related Store" means any store or facility (including without limitation any grocery store, drug store or supermarket) that is or is intended to be used by Company or any of its Subsidiaries in connection with the businesses permitted under subsection 7.13.

            "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge or dumping of Hazardous Materials into the environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials).

            "Requisite Class Lenders" means, at any time, (i) for the Class of Lenders having Term A Loan Exposure, Lenders having or holding 51% or more of the aggregate Term A Loan Exposure of all Lenders, (ii) for the Class of Lenders having Term B Loan Exposure, Lenders having or holding 51% or more of the aggregate Term B Loan Exposure of all Lenders, and (iii) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding

  51% or more of the aggregate Revolving Loan Exposure of all Lenders.

            "Requisite Lenders" means Lenders having or holding 51% or more of the sum of the aggregate Term A Loan Exposure of all
  Lenders plus the aggregate Term B Loan Exposure of all Lenders
          ----
  plus the aggregate Revolving Loan Exposure of all Lenders.
  ----

            "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or any Indebtedness in respect of any of the Holdings Intercompany Notes.

            "Restructuring" means, collectively, (i) the Spin-Off,
  (ii) the issuance of the Subordinated Notes in exchange for Holdings Subordinated Notes tendered pursuant to the Subordinated Note Exchange Offer, the issuance of the Subordinated Debentures in exchange for Holdings Subordinated Debentures tendered pursuant to the Subordinated Debenture Exchange Offer, and the issuance of the Senior Subordinated Notes and the Junior Subordinated Notes, in each case as contemplated by subsection 4.1E, (iii) the issuance of the PTKH Bonds to Holdings and the sale by Holdings of the PTKH Bonds to Equitable or its Affiliates in exchange for a portion of the Holdings Subordinated Debentures held by Equitable or its Affiliates pursuant to the PTKH Private Placement as contemplated by subsection 4.1D, (iv) the repayment by Company of Indebtedness of Company under the Existing Credit Agreement and the repayment by Company or other satisfaction by Company or PTKH of Indebtedness of Company under the Holdings Intercompany Notes, in each case as contemplated by subsections 4.1D, 4.1F and 4.1G, (v) the redemption by Holdings of the Holdings Senior Subordinated Notes and the Holdings Discount Debentures, the purchase by Holdings of a portion of the Holdings Subordinated Debentures, and the surrender for cancellation by Holdings of all of the Holdings Subordinated Debentures and Holdings Subordinated Notes purchased or exchanged by Holdings or delivered to Holdings by Company, in each case as contemplated by subsection 4.1G, and (vi) the transactions contemplated by this Agreement and the Plainbridge Credit Agreement, all as consummated in accordance with the Restructuring Documents.

            "Restructuring Documents" means the Loan Documents, the Plainbridge Loan Documents, the New Subordinated Debt Indentures, the New Subordinated Debt, the PTKH Bond Indenture, the PTKH Bonds, the Redemption Agreement and the Spin-Off Agreements.

            "Revolving Loan Commitment" or "Revolving Loan Commit-ments" means the commitment or commitments of a Lender or Lenders to make Revolving Loans pursuant to subsection 2.1A(iii).

            "Revolving Loan Commitment Termination Date" means
  July 31, 1998.

            "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender,
         ----
  the aggregate amount of all drawings under Letters of Credit honored by that Lender and not theretofore reimbursed by Company (in each case net of any participations purchased by other Lenders in the applicable Letters of Credit) plus (c) the
                                               ----
  aggregate amount of all participations purchased by that Lender in any drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company plus (d) the
                                                    ----
  aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans plus (e) in the case of Swing
                                      ----
  Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders).

            "Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iii).

            "Revolving Notes" means the promissory notes of Company issued pursuant to subsection 2.1D on the Closing Date or issued pursuant to the last sentence of subsection 10.1B(i) from time to time after the Closing Date, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended,
          ---------
  supplemented or otherwise modified from time to time.

            "Sale and Lease-back" means any arrangement between Company or any of its Subsidiaries and any other Person providing for the leasing by Company or such Subsidiary of real or personal or mixed property which has been or is to be sold or transferred by Company or such Subsidiary to such other Person.

            "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as

  "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "Senior Subordinated Note Indenture" means the indenture pursuant to which the Senior Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.14A.

            "Senior Subordinated Notes" means the up to $440,000,000 principal amount of 9 5/8% Senior Subordinated Notes due 2003 of Company issued pursuant to the Senior Subordinated
  Note Indenture.

            "SMG-II" means SMG-II Holdings Corporation, a Delaware corporation.

            "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due; and
  (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Spin-Off" means, collectively, (i) the contribution by Company to Plainbridge of the Rickel home center business of Company, certain warehouse, distribution and transportation operations and facilities, and certain other real and personal property assets of Company on or prior to the Closing Date,
  (ii) the contribution by Company to Chefmark of assets consisting of a banana ripening warehouse and the Chef Mark deli food preparation operations of Company on or prior to the Closing Date, (iii) the distribution by Company to Holdings of the capital stock of Chefmark prior to the Closing Date, (iv) the distribution by Company to PTKH of the capital stock of

  Plainbridge after the contribution of assets described in clause (i) above but on or prior to the Closing Date, and (v) to the extent not covered by clauses (i) through (iv) above, the entering into of the Spin-Off Agreements by the parties thereto and the consummation of the transactions contemplated thereby.

            "Spin-Off Agreements" means (i) that certain
  Distribution and Transfer Agreement dated as of October 26, 1993, among Company, PTKH and Plainbridge, (ii) that certain Distribution and Transfer Agreement dated as of May 3, 1993, among Company, Holdings and Chefmark, (iii) that certain Tax Indemnity Agreement dated as of October 26, 1993, between Company and Plainbridge, (iv) that certain Tax Sharing Agreement dated as of October 26, 1993, between Company and SMG-II, (v) that certain Logistical Services Agreement dated as of October 26, 1993, between Company and Plainbridge, (vi) that certain Blair Services Agreement dated as of October 26, 1993, between Company and Plainbridge, (vii) that certain Rickel Services Agreement dated as of October 26, 1993, between Company and Plainbridge,
  (viii) that certain Chefmark Services Agreement dated as of May 3, 1993, between Company and Chefmark, and (ix) that certain letter agreement dated as of May 3, 1993 between Company and Chefmark filed as Exhibit 10.5 to the Registration Statement of Company and Holdings (Registration No. 33-59616) filed with the Securities and Exchange Commission on March 16, 1993, as amended by Amendment No. 1 to Post-Effective Amendment No. 1 thereto, in each case in the form approved by Agent and Requisite Lenders pursuant to subsection 4.1R, and in each case as such agreement may be amended from time to time after the Closing Date to the extent permitted under subsection 7.14B.

            "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting
  (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings,
  (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers,
  (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, and (vi) other obligations of Company and its Subsidiaries to the extent consistent with past practices of Company and its Subsidiaries or otherwise consistent with custom and practice in the industry; provided that Standby Letters of
                                --------
  Credit may not be issued for the purpose of supporting (a) trade payables or (b) Indebtedness existing on the Closing Date that is not supported by a previously issued Standby Letter of Credit.

            "Subordinated Debenture Exchange Offer" means the offer by Company to exchange Subordinated Debentures for Holdings Subordinated Debentures, as more fully described in the Registration Statement of Company and Holdings on Form S-1 (Registration No. 33-50053) as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on September 21, 1993 and as declared effective by the Securities and Exchange Commission on September 22, 1993.
            "Subordinated Debenture Indenture" means the indenture pursuant to which the Subordinated Debentures are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.14A.

            "Subordinated Debentures" means the up to $100,000,000 principal amount of 12 5/8% Subordinated Debentures due 2002 of Company issued pursuant to the Subordinated Debenture Indenture.

            "Subordinated Indebtedness" means (i) the New Subordinated Debt and (ii) any other Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Requisite Lenders.

            "Subordinated Note Exchange Offer" means the offer by Company to exchange Subordinated Notes for Holdings Subordinated Notes, as more fully described in the Registration Statement of Company and Holdings on Form S-1 (Registration No. 33-59616) filed with the Securities and Exchange Commission on March 16, 1993, as amended by Amendment Nos. 1, 2 and 3 thereto and Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission on August 23, 1993, as amended by Amendment No. 1 thereto.

            "Subordinated Note Indenture" means the indenture pursuant to which the Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.14A.

            "Subordinated Notes" means the up to $200,000,000 principal amount of 11 5/8% Subordinated Notes due 2002 of Company issued pursuant to the Subordinated Note Indenture.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "Subsidiary Guaranty" means the Subsidiary Guaranty to be executed and delivered by Subsidiaries of Company from time to time in accordance with subsection 6.8, substantially in the form of Exhibit XVI annexed hereto, as such Subsidiary Guaranty may be
     -----------
  amended, supplemented or otherwise modified from time to time.

            "Subsidiary Pledge Agreement" means each Subsidiary Pledge Agreement to be executed and delivered by Subsidiaries of Company from time to time in accordance with subsection 6.8, substantially in the form of Exhibit XVII annexed hereto, as such
                               ------------
  Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "Subsidiary Pledge Agreements" means all such Subsidiary Pledge Agreements, collectively.

            "Subsidiary Security Agreement" means each Subsidiary Security Agreement to be executed and delivered by Subsidiaries of Company from time to time in accordance with subsection 6.8, substantially in the form of Exhibit XVIII annexed hereto, as
                               -------------
  such Subsidiary Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Subsidiary Security Agreements" means all such Subsidiary Security Agreements, collectively.

            "Subsidiary Trademark Security Agreement" means each Subsidiary Trademark Collateral Security Agreement and Conditional Assignment to be executed and delivered by Subsidiaries of Company from time to time in accordance with subsection 6.8, substantially in the form of Exhibit XIX annexed
                                               -----------
  hereto, as such Subsidiary Trademark Collateral Security Agreement and Conditional Assignment may be amended, supplemented or otherwise modified from time to time, and "Subsidiary Trademark Security Agreements" means all such Subsidiary Trademark Collateral Security Agreements and Conditional Assignments, collectively.

            "Supermajority Lenders" means Lenders having or holding 66 and 2/3% or more of the sum of the aggregate Term A Loan Exposure of all Lenders plus the aggregate Term B Loan Exposure
                          ----
  of all Lenders plus the aggregate Revolving Loan Exposure of all
                 ----
  Lenders.

            "Supplemental Holdings Subordinated Debenture
  Indenture" means the supplemental indenture in the form of
  Exhibit 4.4 to the Registration Statement of Company and Holdings on Form S-1 (Registration No. 33-50053) filed with the Securities and Exchange Commission on August 23, 1993, as amended by Amendment No. 1 thereto.

            "Supplemental Holdings Subordinated Note Indenture" means the supplemental indenture in the form of Exhibit 4.2 to the Registration Statement of Company and Holdings on Form S-1 (Registration No. 33-59616) filed with the Securities and Exchange Commission on March 16, 1993, as amended by Amendment Nos. 1, 2 and 3 thereto and Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission on August 23, 1993, as amended by Amendment No. 1 thereto.

            "Swing Line Lender" means Bankers, or any Person serving as a successor Agent hereunder, in its capacity as Swing Line Lender hereunder.

            "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans pursuant to subsection 2.1A(iv).

            "Swing Line Loans" means the Swing Line Loans made by
  Swing Line Lender to Company pursuant to subsection 2.1A(iv).

            "Swing Line Note" means (i) the promissory note of Company issued pursuant to subsection 2.1D on the Closing Date and (ii) any promissory note issued by Company to any successor Agent and Swing Line Lender pursuant to the last sentence of subsection 9.6B, in each case substantially in the form of
  Exhibit VI annexed hereto, as it may be amended, supplemented or
  ----------
  otherwise modified from time to time.

            "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that
                                                    --------
  "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

            "Tender Offer" means the offer by Holdings to purchase for cash up to $100,000,000 aggregate outstanding principal amount of Holdings Subordinated Debentures (other than Holdings Subordinated Debentures held by Equitable or any of its Affiliates or Holdings Subordinated Debentures tendered for exchange pursuant to the Subordinated Debenture Exchange Offer), as more fully described in the Registration Statement of Company and Holdings on Form S-1 (Registration No. 33-50053) filed with the Securities and Exchange Commission on August 23, 1993, as amended by Amendment No. 1 thereto.

            "Term A Loan Commitment" or "Term A Loan Commitments" means the commitment or commitments of a Lender or Lenders to make Term A Loans pursuant to subsection 2.1A(i).

            "Term A Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term A Loans, that Lender's Term A Loan Commitment and
  (ii) after the funding of the Term A Loans, the outstanding principal amount of the Term A Loan of that Lender.

            "Term A Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

            "Term A Notes" means the promissory notes of Company issued pursuant to subsection 2.1D on the Closing Date or issued pursuant to the last sentence of subsection 10.1B(i) from time to time after the Closing Date, in each case substantially in the form of Exhibit IV-A annexed hereto, as they may be amended,
          ------------
  supplemented or otherwise modified from time to time.

            "Term B Loan Commitment" or "Term B Loan Commitments" means the commitment or commitments of a Lender or Lenders to make Term B Loans pursuant to subsection 2.1A(ii).

            "Term B Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term B Loans, that Lender's Term B Loan Commitment and
  (ii) after the funding of the Term B Loans, the outstanding principal amount of the Term B Loan of that Lender.

            "Term B Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

            "Term B Notes" means the promissory notes of Company issued pursuant to subsection 2.1D on the Closing Date or issued pursuant to the last sentence of subsection 10.1B(i) from time to time after the Closing Date, in each case substantially in the form of Exhibit IV-B annexed hereto, as they may be amended,
          ------------
  supplemented or otherwise modified from time to time.

            "Term Loans" means one or more of the Term A Loans or Term B Loans or any combination thereof.

            "Total Utilization of Revolving Loan Commitments"
  means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing
  ----
  Line Loans plus (iii) the Letter of Credit Usage.
             ----

            "Transaction Costs" means the fees, costs and expenses payable by Company pursuant hereto and other fees, costs and expenses payable by Company in connection with the Restructuring.

  1.2  Accounting Terms; Utilization of GAAP for Purposes of
       -----------------------------------------------------
       Calculations Under Agreement.
       ----------------------------

            Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
  (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

  1.3  Other Definitional Provisions.
       -----------------------------

            References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.


  Section 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

  2.1  Commitments; Loans.
       ------------------

       A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii) and 2.1A(iii) and Swing Line Lender hereby agrees to make the Swing Line Loans described in subsection 2.1A(iv).

            (i)  Term A Loans.  Each Lender severally agrees to
                 ------------
       lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term A Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term A Loan Commitment is set forth opposite its name on Schedule 2.1
                                                    ------------
       annexed hereto and the aggregate amount of the Term A Loan Commitments is $225,000,000; provided that the Term A Loan
                                    --------
       Commitments of Lenders shall be adjusted to give effect to any assignments of the Term A Loan Commitments pursuant to subsection 10.1B. Each Lender's Term A Loan Commitment shall expire immediately and without further action on October 29, 1993 if the Term A Loans are not made on or before that date. Company may make only one borrowing under the Term A Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

            (ii) Term B Loans.  Each Lender severally agrees to
                 ------------
       lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term B Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term B Loan Commitment is set forth opposite its name on Schedule 2.1
                                                    ------------
       annexed hereto and the aggregate amount of the Term B Loan Commitments is $175,000,000; provided that the Term B Loan
                                    --------
       Commitments of Lenders shall be adjusted to give effect to any assignments of the Term B Loan Commitments pursuant to subsection 10.1B. Each Lender's Term B Loan Commitment shall expire immediately and without further action on October 29, 1993 if the Term B Loans are not made on or before that date. Company may make only one borrowing under the Term B Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

            (iii)     Revolving Loans.  Each Lender severally
                      ---------------
       agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed
                                         ------------
       hereto and the aggregate original amount of the Revolving Loan Commitments is $175,000,000; provided that the
                                         --------
       Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided,
                                                     --------
       further that the amount of the Revolving Loan Commitments
       -------
       shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii) and 2.4A(iii). Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's Revolving Loan Commitment shall
       --------
       expire immediately and without further action on October 29, 1993 if the Term Loans and the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

            Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the following limitations in the amounts and during the periods indicated:

                 (a) the amount otherwise available to be borrowed or maintained as Revolving Loans under the Revolving Loan Commitments as of any time of determination (other than to repay Swing Line Loans or to reimburse any Issuing Lender for the amount of any drawings under any Letters of Credit honored by such Issuing Lender and not theretofore reimbursed by Company) shall be reduced by (1) the aggregate principal amount of Swing Line Loans outstanding as of such time of determination plus
                                                               ----
            (2) the Letter of Credit Usage as of such time of determination; and

                 (b)  for 30 consecutive days during each
            consecutive twelve-month period (other than any such period that includes any month prior to February 1,
            1994), the sum of (1) the aggregate outstanding principal amount of all Revolving Loans plus (2) the
                                                    ----
            aggregate outstanding principal amount of all Swing Line Loans shall not exceed $50,000,000.

            (iv) Swing Line Loans.  Swing Line Lender hereby
                 ----------------
       agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $30,000,000; provided that
                                                      --------
       the amount of the Swing Line Loan Commitment is subject to reduction as provided in clause (c) of the next paragraph. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall
             --------
       expire immediately and without further action on October 29, 1993 if the Term Loans and the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

            Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line
       Loan Commitment shall be subject to the following limitations in the amounts and during the periods indicated:

                 (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect;

                 (b)  for 30 consecutive days during each
            consecutive twelve-month period (other than any such period that includes any month prior to February 1,
            1994), the sum of (1) the aggregate outstanding principal amount of all Revolving Loans plus (2) the
                                                    ----
            aggregate outstanding principal amount of all Swing Line Loans shall not exceed $50,000,000; and

                 (c)  any reduction of the Revolving Loan
            Commitments made pursuant to subsection 2.4A which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Agent or Swing Line Lender.

            With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4A(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Agent (with a copy to Company), no later than 12:00 Noon (New York time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans, shall no longer be due under the Swing Line Note of Swing Line Lender and shall be due under the Revolving Note of Swing Line Lender. Company hereby authorizes Agent and Swing Line Lender to charge Company's accounts with Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

            If, as a result of any bankruptcy or similar proceeding with respect to Company, Revolving Loans are not made pursuant to this subsection 2.1A(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the office of Swing Line Lender located at One Bankers Trust Plaza, New York, New York. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to all parties. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate.

            Anything contained herein to the contrary
       notwithstanding, (i) each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to
       --------
       the condition that (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, (Y) such Lender had actual knowledge, by receipt of any notices required to be delivered to Lenders pursuant to subsection 6.1(ix) or otherwise, that any such condition had not been satisfied and such Lender failed to notify Swing Line Lender and Agent in writing that it had no obligation to make Revolving Loans until such condition was satisfied (any such notice to be effective as of the date of receipt thereof by Swing Line Lender and Agent), or (Z) the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (ii) Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected not to do so after the occurrence and during the continuation of a Potential Event of Default or Event of Default.

       B. Borrowing Mechanics. Term A Loans or Term B Loans made on the Closing Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $25,000,000 and integral multiples of $5,000,000 in excess of that amount. Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iv) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; provided that Revolving Loans made on any Funding Date as
          --------
  Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans under subsection 2.1A(i), 2.1A(ii) or 2.1A(iii), as the case may be, it shall deliver to Agent a Notice of Borrowing no later than 12:00 Noon (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan under subsection 2.1A(iv), it shall deliver to Agent a Notice of Borrowing no later than 12:00 Noon (New York time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and Type of Loans requested, (iii) in the case of Swing Line Loans, that such Loans shall be Base Rate Loans, (iv) in the case of Term Loans and Revolving Loans, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice
                                        --------
  shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

            Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon receipt by Company of the proceeds of Loans made by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

            Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

       C. Disbursement of Funds. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Commitments for the particular Type of Loans requested, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular Type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent not later than 12:00 Noon (New York time) on the applicable Funding Date and Swing Line Lender shall make the amount of its Swing Line Loan available to Agent not later than 2:00 P.M. (New York time) on the applicable Funding Date, in each case in same day funds, at the office of Agent located at One Bankers Trust Plaza, New York, New York. Except as provided in subsection 2.1A(iv) or subsection 3.3B with respect to Revolving Loans used to repay Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the office of Agent specified in the preceding sentence.

            Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate.
  If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

       D. Notes. Company shall execute and deliver on the Closing Date (i) to each Lender (or to Agent for that Lender)
  (a) a Term A Note substantially in the form of Exhibit IV-A
                                                 ------------
  annexed hereto to evidence that Lender's Term A Loan, in the principal amount of that Lender's Term A Loan and with other appropriate insertions, (b) a Term B Note substantially in the form of Exhibit IV-B annexed hereto to evidence that Lender's
          ------------
  Term B Loan, in the principal amount of that Lender's Term B Loan and with other appropriate insertions, and (c) a Revolving Note substantially in the form of Exhibit V annexed hereto to evidence
                               ---------
  that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions, and (ii) to Swing Line Lender (or to Agent for Swing Line Lender) a Swing Line Note substantially in the form of
  Exhibit VI annexed hereto to evidence Swing Line Lender's Swing
  ----------
  Line Loans, in the principal amount of the Swing Line Loan Commitment and with other appropriate insertions.

       E.   Scheduled Payments of Term Loans.

            (i)  Scheduled Payments of Term A Loans.  Company shall
                 ----------------------------------
  make principal payments on the Term A Loans in installments on the dates and in the amounts set forth below:
                                    Scheduled Repayment
              Date                    of Term A Loans
             ------              -------------------------

          January 15, 1994              $15,000,000

          April 15, 1994                $ 8,750,000
          July 15, 1994                 $ 8,750,000
          October 15, 1994              $ 8,750,000
          January 15, 1995              $ 8,750,000

          April 15, 1995                $ 8,750,000
          July 15, 1995                 $ 8,750,000
          October 15, 1995              $ 8,750,000
          January 15, 1996              $ 8,750,000

          April 15, 1996                $11,250,000
          July 15, 1996                 $11,250,000
          October 15, 1996              $11,250,000
          January 15, 1997              $11,250,000

          April 15, 1997                $13,750,000
          July 15, 1997                 $13,750,000
          October 15, 1997              $13,750,000
          January 15, 1998              $13,750,000

          April 15, 1998                $20,000,000
          July 31, 1998                 $20,000,000


  ; provided that the scheduled installments of principal of the
    --------
  Term A Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term A Loans in accordance with subsection 2.4A(iv); and provided, further that
                                           --------  -------
  the Term A Loans and all other amounts owed hereunder with respect to the Term A Loans shall be paid in full no later than July 31, 1998, and the final installment payable by Company in respect of the Term A Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term A Loans.

                 (ii)      Scheduled Payments of Term B Loans.
                           ----------------------------------
  Company shall make principal payments on the Term B Loans in installments on the dates and in the amounts set forth below:
                                    Scheduled Repayment
              Date                    of Term B Loans
             ------              -------------------------

          January 15, 1995              $ 1,750,000
          January 15, 1996              $ 1,750,000
          January 15, 1997              $ 1,750,000
          January 15, 1998              $ 1,750,000
          October 15, 1998              $15,000,000
          January 15, 1999              $15,000,000
          April 15, 1999                $20,000,000
          July 15, 1999                 $20,000,000
          October 31, 1999              $98,000,000


  ; provided that the scheduled installments of principal of the
    --------
  Term B Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term B Loans in accordance with subsection 2.4A(iv); and provided, further that
                                           --------  -------
  the Term B Loans and all other amounts owed hereunder with respect to the Term B Loans shall be paid in full no later than October 31, 1999, and the final installment payable by Company in respect of the Term B Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term B Loans.

  2.2        Interest on the Loans.
             ---------------------

             A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to sub-
  section 2.1B. The basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                 Subject to the provisions of subsections 2.2E and 2.7, the Term A Loans and Revolving Loans shall bear interest through maturity as follows:

                 (i)  if a Base Rate Loan, then at the sum of the
             Base Rate plus 1.50% per annum, less the Applicable
                       ----                  ----
             Pricing Discount, if any; or

                 (ii)      if a Eurodollar Rate Loan, then at the
             sum of the Adjusted Eurodollar Rate plus 2.50% per
                                                 ----
             annum, less the Applicable Pricing Discount, if any.
                    ----

                 Subject to the provisions of subsections 2.2E and 2.7, the Term B Loans shall bear interest through maturity as follows:

                 (i)  if a Base Rate Loan, then at the sum of the
             Base Rate plus 2.00% per annum; or
                       ----

                 (ii)      if a Eurodollar Rate Loan, then at the
             sum of the Adjusted Eurodollar Rate plus 3.00% per
                                                 ----
             annum.

                 Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus 1.00% per annum, less the
                           ----                  ----
  Applicable Pricing Discount, if any.

             B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, a one, two, three or six month period; provided that:
          --------

                 (i)  the initial Interest Period for any
             Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/ Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                 (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/ Continuation, each successive Interest Period shall commence on the day on which the next preceding Inter-est Period expires;

                 (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period
                           --------
             would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                 (v) no Interest Period with respect to any Term A Loan shall extend beyond July 31, 1998, no Interest Period with respect to any Term B Loan shall extend beyond October 31, 1999, and no Interest Period with respect to any Revolving Loan shall extend beyond the Revolving Loan Commitment Termination Date;

                 (vi) (a) no Interest Period with respect to any Term A Loan shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Term A Loans unless the aggregate principal amount of Term A Loans that are Base Rate Loans plus the aggregate principal amount of Term A
                   ----
             Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term A Loans on such date; and

                      (b)  no Interest Period with respect to any
             Term B Loan shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Term B Loans unless the aggregate principal amount of Term B Loans that are Base Rate Loans plus the aggregate principal amount of Term B
                   ----
             Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term B Loans on such date;

                 (vii) there shall be no more than 20 Interest Periods outstanding at any time; and

                 (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

             C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

             D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option
  (i) to convert at any time after the Closing Date (a) all or any part of its outstanding Term A Loans or Term B Loans, in each case equal to $25,000,000 (subject to the first proviso to this sentence) and integral multiples of $5,000,000 in excess of that amount or (b) all or any part of its outstanding Revolving Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount, in each case from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue (a) with respect to any such Loan that is a Term A Loan or a Term B Loan, all or any portion of such Loan equal to $25,000,000 (subject to the first proviso to this sentence) and integral multiples of $5,000,000 in excess of that amount or (b) with respect to any such Loan that is a Revolving Loan, all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount, in each case as a Eurodollar Rate Loan; provided that the minimum amount of outstanding Term A Loans or
  --------
  Term B Loans that may be converted to, or continued as, a Eurodollar Rate Loan shall be modified to the extent necessary to permit Company to maintain at any time one (but not more than one) amount of Term A Loans and one (but not more than one) amount of Term B Loans, in each case equal to less than $25,000,000 but at least equal to $10,000,000 and, if desired by Company, integral multiples of $1,000,000 in excess of that amount, as a Eurodollar Rate Loan; provided further, however,
                                     -------- -------  -------
  that a Eurodollar Rate Loan may only be converted into a Loan bearing interest at a rate determined by reference to an alternative basis on the expiration date of an Interest Period applicable thereto; and provided, further that no Loan may be
                          --------  -------
  made as or converted into a Base Rate Loan during the period from December 24 of any year to and including January 7 of the immediately succeeding year for the purpose of investing in securities bearing interest at a rate determined by reference to any other basis for the purpose of arbitrage or speculation.

                 Company shall deliver a Notice of Conversion/ Continuation to Agent no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/contin-uation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and Type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing
  --------
  by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

                 Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

                 Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance there-with.

             E.  Post-Maturity Interest.  Any principal payments
  on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans,
               --------
  upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

             F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on
               --------
  which it is made, one day's interest shall be paid on that Loan.

  2.3        Fees.
             ----

             A. Commitment Fees. (i) Company agrees to pay to Agent, for distribution to each Lender, a commitment fee for the period commencing on the earlier of the date of delivery to Agent of an executed commitment letter of such Lender with respect to the Commitments of such Lender hereunder and August 23, 1993 to and excluding the Closing Date, equal to the aggregate amount of the Commitments of such Lender as set forth in Schedule 2.1
                                                 ------------
  annexed hereto multiplied by  1/2 of 1% per annum, such commitment
                 -------------
  fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable in arrears on the earlier of the Closing Date or the termination of the Commitments; and (ii) Company agrees to pay to Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the

  Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of the aggregate principal amount of Revolving Loans outstanding (but not any
  Swing Line Loans outstanding) plus the Letter of Credit Usage
                                ----
  (other than the Letter of Credit Usage in respect of Standby Letters of Credit) multiplied by a rate per annum equal to 1/2 of
                     -------------
  1% minus the Applicable Pricing Discount, if any, such commitment
     -----
  fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 1994, and on the Revolving Loan Commitment Termination Date.

             B. Other Fees. Company agrees to pay to Agent such other fees in the amounts and at the times separately agreed upon between Company and Agent, as set forth in that certain letter dated August 19, 1993 from Agent to Company.

  2.4        Prepayments and Reductions in Commitments; General
             --------------------------------------------------
             Provisions Regarding Payments.
             -----------------------------

             A.  Prepayments and Reductions in Commitments.

                 (i)  Voluntary Prepayments.  Company may, upon
                      ---------------------
             written or telephonic notice to Agent on or prior to 12:00 Noon (New York time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan in whole or in part on any Business Day in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount (or such lesser amount as shall constitute the aggregate amount of all outstanding Swing Line Loans). Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case confirmed in writing to Agent (which notice Agent will promptly transmit by telecopy or telephone to each Lender), at any time and from time to time prepay any Revolving Loans or Term Loans in whole or in part on any Business Day in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount (or, in each such case, such lesser amount as shall constitute the aggregate amount of all outstanding Term Loans or Revolving Loans, as the case may be); provided, however, that a Eurodollar
                               --------  -------
             Rate Loan may only be prepaid on the expiration of the
             Interest Period applicable thereto. Notice of prepay-ment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

                 (ii)      Voluntary Reductions of Revolving Loan
                           --------------------------------------
             Commitments.  Company may, upon not less than three
             -----------
             Business Days' prior written or telephonic notice confirmed in writing to Agent (which notice Agent will promptly transmit by telecopy or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such
                                       --------
             partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

                 (iii)     Mandatory Prepayments of Loans and
                           ----------------------------------
             Mandatory Reductions of Revolving Loan Commitments.
             --------------------------------------------------

                      (a)  Prepayments and Reductions from Asset
                           -------------------------------------
                 Sales.  No later than the second Business Day
                 -----
                 following the date of receipt by Company or any of its Subsidiaries or, in the case of insurance proceeds paid to Agent pursuant to subsection 6.4, Agent of any Net Cash Proceeds of Asset Sale (other than any Net Cash Proceeds of Asset Sale from any Qualified Sale and Lease-back),
                 (1) Company shall prepay the Term Loans in an amount equal to such Net Cash Proceeds of Asset Sale minus any such Net Cash Proceeds of Asset
                      -----
                 Sale (the "Proposed Reinvestment Amount")
                 received by Company or such Subsidiary or, in the case of insurance proceeds paid to Agent pursuant to subsection 6.4, Agent in connection with (X) any taking of assets described in clause (iii) of the definition of the term "Asset Sale" or (Y) any loss, damage or destruction of assets described in clause (iv) of the definition of the term "Asset Sale," in either case that Company or such Subsidiary intends to use within 180 days of such date of receipt to repair or restore the portion of the assets so taken, lost, damaged or destroyed that is remaining after such taking, loss, damage or destruction or to replace the assets so taken, lost, damaged or destroyed; provided that Company shall have delivered to
                 --------
                 Agent on or before such second Business Day an Officers' Certificate setting forth the proposed use of the Proposed Reinvestment Amount and such other information with respect to such proposed use as Agent may reasonably request, and (2) to the extent such Net Cash Proceeds of Asset Sale minus the Proposed Reinvestment Amount, if any,
                 -----
                 exceed the aggregate outstanding principal amount of the Term Loans, Company shall prepay in an amount equal to such excess first the Swing Line
                                             -----
                 Loans to the full extent thereof and second the
                                                      ------
                 Revolving Loans to the full extent thereof, and the Revolving Loan Commitments shall be permanently reduced in an amount equal to such excess; provided, however, that the first
                         --------  -------
                 $25,000,000 of Net Cash Proceeds of Asset Sale (other than any Net Cash Proceeds of Asset Sale from any Qualified Sale and Lease-back and other than any Proposed Reinvestment Amount to the extent such Proposed Reinvestment Amount is used to repair, restore or replace assets of Company or any of its Subsidiaries as provided above) received by Company or any of its Subsidiaries in any Fiscal Year shall not be required to be applied to prepay any Loans or result in any reduction of the Revolving Loan Commitments pursuant to this subsection 2.4A(iii)(a). With respect to any Proposed Reinvestment Amount, on the one hundred and eighty-first day after receipt thereof by Company or any of its Subsidiaries, subject to the last proviso in the immediately preceding sentence, (1) Company shall prepay the Term Loans in an amount (the "Unused Reinvestment Amount") equal to 100% of any portion of such Proposed Reinvestment Amount that has not been used to repair, restore or replace the assets of Company or such Subsidiary as provided above and (2) to the extent the Unused Reinvestment Amount exceeds the aggregate outstanding principal amount of the Term Loans, Company shall prepay in an amount equal to such excess first the Swing Line Loans to the full
                        -----
                 extent thereof and second the Revolving Loans to
                                    ------
                 the full extent thereof, and the Revolving Loan Commitments shall be permanently reduced in an amount equal to such excess. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to this subsection 2.4A(iii)(a), Company shall deliver to Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of Asset Sale of the correlative Asset Sale from the gross sales price thereof. In the event that Company shall, at any time after receipt of any Net Cash Proceeds of Asset Sale in connection with any Asset Sale, determine that the prepayments and/or reductions of the Revolving Loan Commitments, if any, previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4A(iii)(a), Company shall promptly make an additional prepayment of the Term Loans, Swing Line Loans or Revolving Loans, as the case may be (and, if applicable, the Revolving Loan Commit-ments shall be permanently reduced), in the manner described above in an amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds of Asset Sale resulting in such deficit. Any mandatory prepayments pursuant to this subsection 2.4A(iii)(a) shall be applied as specified in subsection 2.4A(iv).

                      (b)  Prepayments and Reductions Due to
                           ---------------------------------
                 Reversion of Surplus Assets of Pension Plans.  No
                 --------------------------------------------
                 later than the second Business Day following the date of return to Company or any of its Subsidiaries of any surplus assets of any pension plan of Company or any of its Subsidiaries,
                 (1) Company shall prepay the Term Loans in an amount (the "Net Reversion Amount") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof, and (2) to the extent the Net Reversion Amount exceeds the aggregate outstanding principal amount of the Term Loans, Company shall prepay in an amount equal to such excess first the Swing Line Loans
                                      -----
                 to the full extent thereof and second the
                                                ------
                 Revolving Loans to the full extent thereof, and the Revolving Loan Commitments shall be permanently reduced in an amount equal to such excess. Any such mandatory prepayments shall be applied as specified in subsection 2.4A(iv).

                      (c)  Prepayments and Reductions Due to
                           ---------------------------------
                 Issuance of Equity Securities of Company.  No
                 ----------------------------------------
                 later than the second Business Day following the date of receipt by Company or any of its Affiliates of the Cash proceeds (net of under-writing discounts and commissions and other reasonable costs and expenses associated therewith, including without limitation reasonable legal fees and expenses) from the issuance after the Closing Date of any equity

                 Securities of Company (1) Company shall prepay the Term Loans in an amount equal to 100% of
                 (A) such net Cash proceeds minus (B) any such net
                                            -----
                 Cash proceeds (the "Proposed Redemption Amount") that PTKH intends to use within 35 days of such date of receipt to redeem all or any portion of the PTKH Bonds (together with the applicable prepayment premium required to be paid under the PTKH Bond Indenture, as such indenture is in effect as of the Closing Date) in an aggregate amount of principal (including any principal representing payment of deferred interest on any PTKH Bonds) and interest not to exceed
                 (y) $180,000,000 minus (z) the aggregate amount
                                  -----
                 of principal (including any principal
                 representing payment of deferred interest on any PTKH Bonds) of PTKH Bonds and interest thereon theretofore purchased, redeemed, defeased or paid by PTKH (whether in accordance with this subsection 2.3A(iii)(c) or otherwise) or for which an irrevocable notice of purchase, redemption or defeasance had theretofore been given by PTKH (whether in accordance with this subsection 2.4A(iii)(c) or otherwise); provided
                                                        --------
                 that no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused by such proposed redemption; and provided, further that PTKH shall have given
                 --------  -------
                 irrevocable notice of such redemption on or
                 before such second Business Day to the trustee under the PTKH Bond Indenture, and (2) to the extent such amount equal to 100% of (A) such net Cash proceeds minus (B) the Proposed Redemption
                               -----
                 Amount, if any, exceeds the aggregate outstanding principal amount of the Term Loans, Company shall prepay in an amount equal to such excess first
                                                          -----
                 the Swing Line Loans to the full extent thereof and second the Revolving Loans to the full extent
                     ------
                 thereof, and the Revolving Loan Commitments shall be permanently reduced in an amount equal to such excess. With respect to any Proposed Redemption Amount, on the thirty-fifth day after receipt thereof by Company or any of its Affiliates
                 (1) Company shall prepay the Term Loans in an amount (the "Unused Redemption Amount") equal to 100% of any portion of such Proposed Redemption Amount that has not been used to redeem all or any portion of the PTKH Bonds and accrued interest thereon and any applicable prepayment premium, in each case in accordance with this subsection 2.4A(iii)(c) and subsection 7.5, and
                 (2) to the extent the Unused Redemption Amount exceeds the aggregate outstanding principal amount of the Term Loans, Company shall prepay in an amount equal to such excess first the Swing
                                                -----

                 Line Loans to the full extent thereof and second
                                                           ------
                 the Revolving Loans to the full extent thereof, and the Revolving Loan Commitments shall be permanently reduced in an amount equal to such excess. Any such mandatory prepayments shall be applied as specified in subsection 2.4A(iv).

                      (d)  Prepayments and Reductions Due to
                           ---------------------------------
                 Issuance of Equity Securities of Certain
                 ----------------------------------------
                 Affiliates of Company.  In the event that an
                 ---------------------
                 Event of Default or a Potential Event of Default shall have occurred and be continuing as of the date of any issuance after the Closing Date of any equity Securities of PTKH or any other entity that directly or indirectly owns 100% of the outstanding capital stock of Company or an Event of Default or a Potential Event of Default shall be caused by such issuance, no later than the second Business Day following the date of receipt by PTKH or any of its Affiliates of the Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including without limitation reasonable legal fees and expenses) from such issuance (1) Company shall prepay the Term Loans in an amount equal to 100% of such net Cash proceeds and (2) to the extent such amount equal to 100% of such net Cash proceeds exceeds the aggregate outstanding principal amount of the Term Loans, Company shall prepay in an amount equal to such excess first the Swing Line Loans
                                      -----
                 to the full extent thereof and second the
                                                ------
                 Revolving Loans to the full extent thereof, and the Revolving Loan Commitments shall be permanently reduced in an amount equal to such excess. Any such mandatory prepayments shall be applied as specified in subsection 2.4A(iv).

                      (e)  Prepayments and Reductions from
                           -------------------------------
                 Consolidated Excess Cash Flow.  In the event that
                 -----------------------------
                 there shall be Consolidated Excess Cash Flow for any Fiscal Year, within 90 days after the last day of such Fiscal Year (1) Company shall prepay the Term Loans in an amount equal to 50% of such Consolidated Excess Cash Flow and (2) to the extent such amount equal to 50% of such Consolidated Excess Cash Flow exceeds the aggregate outstanding principal amount of the Term Loans, Company shall prepay in an amount equal to such excess first the Swing Line Loans
                                      -----
                 to the full extent thereof and second the
                                                ------
                 Revolving Loans to the full extent thereof, and the Revolving Loan Commitments shall be permanently reduced in an amount equal to such excess. Any such mandatory prepayments shall be applied as specified in subsection 2.4A(iv).

                      (f)  Prepayments and Reductions Due to
                           ---------------------------------
                 Incurrence of Certain Non-Recourse Indebtedness.
                 -----------------------------------------------
                 No later than the second Business Day following the date of incurrence by Company or any of its Subsidiaries of any Indebtedness permitted under subsection 7.1(ix), (1) Company shall prepay the Term Loans in an amount (the "Net Principal Amount") equal to 100% of the principal amount of such Indebtedness, net of any reasonable costs and expenses associated therewith, including without limitation reasonable legal fees and expenses, and (2) to the extent the Net Principal Amount exceeds the aggregate outstanding principal amount of the Term Loans, Company shall prepay in an amount equal to such excess first
                                                          -----
                 the Swing Line Loans to the full extent thereof and second the Revolving Loans to the full extent
                     ------
                 thereof, and the Revolving Loan Commitments shall be permanently reduced in an amount equal to such excess. Any such mandatory prepayments shall be applied as specified in subsection 2.4A(iv).

                      (g)  Prepayments Due to Reductions or
                           --------------------------------
                 Restrictions of Revolving Loan Commitments.
                 ------------------------------------------
                 Company shall from time to time prepay first the
                                                        -----
                 Swing Line Loans and second the Revolving Loans
                                      ------
                 to the extent necessary (1) so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect and (2) to give effect to the limitations set forth in clause (b) of the second paragraph of subsection 2.1A(iii). Any such mandatory prepayments shall be applied as specified in subsection 2.4A(iv).

             (iv)     Application of Prepayments.
                      --------------------------

                      (a)  Application of Voluntary Prepayments by
                           ---------------------------------------
                 Type of Loans and Order of Maturity.  Subject to
                 -----------------------------------
                 the last sentence of this subsection 2.4A(iv)(a), any voluntary prepayments pursuant to subsection 2.4A(i) shall be applied as specified by Company in the applicable notice of prepayment; provided
                                                         --------
                 that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first
                                                           -----
                 to repay outstanding Swing Line Loans to the full extent thereof, second to repay outstanding
                                 ------
                 Revolving Loans to the full extent thereof, and third to repay outstanding Term Loans to the full
                 -----
                 extent thereof. Any voluntary prepayment of the Term Loans pursuant to subsection 2.4A(i) shall be applied first to the prepayment of the Term A
                            -----
                 Loans in an amount equal to any installments of principal of the Term A Loans set forth in subsection 2.1E(i) that are scheduled to be paid within 12 months of the date of such voluntary prepayment and which remain unpaid at the time of such voluntary prepayment, such prepayment of the Term A Loans to be applied to reduce such scheduled installments of principal of the Term A Loans in forward order of maturity and second, to
                                                        ------
                 the extent of any excess, pro rata to the prepayment of the Term A Loans and Term B Loans then outstanding, such prepayments to be applied to reduce the scheduled installments of principal of the Term A Loans set forth in subsection 2.1E(i) in inverse order of maturity and to reduce the scheduled installments of principal of the Term B Loans set forth in subsection 2.1E(ii) in inverse order of maturity.

                      (b)  Application of Mandatory Prepayments of
                           ---------------------------------------
                 Term Loans by Order of Maturity.  Any mandatory
                 -------------------------------
                 prepayments of the Term Loans pursuant to subsection 2.4A(iii) shall be applied pro rata to each scheduled installment of principal of the Term A Loans and the Term B Loans set forth in subsection 2.1E(i) and subsection 2.1E(ii), respectively, that is unpaid at the time of such prepayment.

                      (c)  Application of Prepayments to Base Rate
                           ---------------------------------------
                 Loans and Eurodollar Rate Loans.  Considering
                 -------------------------------
                 Term A Loans, Term B Loans, Revolving Loans and Swing Line Loans being prepaid separately, any prepayment shall be applied first to Base Rate Loans to the full extent thereof before applica-tion to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

             B.  General Provisions Regarding Payments.

                 (i)  Manner and Time of Payment.  All payments by
                      --------------------------
             Company of principal, interest, fees and other Obligations hereunder, under the Notes and under the other Loan Documents shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 1:00 P.M. (New York time) on the date due at its office located at One Bankers Trust Plaza, New York, New York, for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                 (ii)      Application of Payments to Principal and
                           ----------------------------------------
             Interest.  All payments in respect of the principal
             --------
             amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                 (iii)     Apportionment of Payments.  Aggregate
                           -------------------------
             principal and interest payments shall be apportioned
             among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection
             2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continu-ation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

                 (iv)      Payments on Business Days.  Whenever any
                           -------------------------
             payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                 (v)  Notation of Payment.  Each Lender agrees
                      -------------------
             that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that
                                                   --------
             the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

  2.5        Use of Proceeds.
             ---------------

             A. Term Loans; Initial Revolving Loans. The proceeds of the Term Loans, together with up to $95,000,000 in proceeds of the initial Revolving Loans and other funds available to Company, shall be applied by Company to (i) repay the Holdings Intercompany Notes, (ii) repay Company's obligations under the Existing Credit Agreement, and (iii) pay Transaction Costs in an amount not exceeding $50,000,000.

             B.  Subsequent Revolving Loans; Swing Line Loans.
  The proceeds of any subsequent Revolving Loans and the proceeds of any Swing Line Loans shall be applied by Company for working capital or general corporate purposes, which may include (i) the repayment of the Swing Line Loans pursuant to subsection 2.1A(iv), (ii) the reimbursement to any Issuing Lender of any amounts drawn under any Letters of Credit issued by such Issuing Lender as provided in subsection 3.3, (iii) the making of inter-company loans to any of Company's wholly-owned Subsidiaries, in accordance with subsection 7.1(iv), for their own working capital or general corporate purposes, (iv) the making of Restricted Junior Payments permitted by subsections 7.5(ii) and 7.5(iii), and (iv) the payment of Transaction Costs in an amount not exceeding $50,000,000 minus the amount of Transaction Costs paid
                        -----
  or to be paid out of the proceeds of the Term Loans and the initial Revolving Loans.

             C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

  2.6        Special Provisions Governing Eurodollar Rate Loans.
             --------------------------------------------------

                 Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

             A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error (including arithmetical error), be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

             B. Inability to Determine Applicable Interest Rate. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circum-stances affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and
  (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

             C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or
  (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to Company and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of

  Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telecopy or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

             D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or conversion of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company to repay its Eurodollar Rate Loans when required by the terms of this Agreement.

             E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

             F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund
                     --------  -------
  each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

             G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/ Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

  2.7        Increased Costs; Taxes; Capital Adequacy.
             ----------------------------------------

             A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B(iii), in the event that any Lender shall determine (which determination shall, absent manifest error (including arithmetical error), be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                 (i)  subjects such Lender (or its applicable
             lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the Loans or any of its obligations hereunder;

                 (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                 (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

  and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the immediately succeeding sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error (including arithmetical error).

             B.  Withholding of Taxes.

                 (i)  Payments to Be Free and Clear.  All sums
                      -----------------------------
             payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment (other than a Tax on the overall net income of a Lender).

                 (ii)      Grossing-up of Payments.  If Company or
                           -----------------------
             any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Agent or any Lender under any of the Loan Documents:

                      (a)  Company shall notify Agent of any such
                 requirement or any change in any such requirement as soon as Company becomes aware of it;

                      (b)  Company shall pay any such Tax before
                 the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                      (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                      (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Agent, to the extent reasonably available, evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

             provided that no such additional amount shall be
             --------
             required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment and Acceptance pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment and Acceptance, as the case may be, in respect of payments to such Lender.

                 (iii)     U.S. Tax Certificates.  Each Lender that
                           ---------------------
             is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), such certifi-cates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Internal

             Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. Company shall not be required to pay any additional amount to any such Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall
                                 --------
             have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in applicable law, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

                 (iv)      Notice of Assessment.  In the event that
                           --------------------
             any Lender or Agent receives any written communication from any taxing authority with respect to an assessment or proposed assessment of any Taxes in respect of which Company is obligated to make any payments pursuant to this subsection 2.7B, such Lender or Agent, as the case may be, shall promptly so notify Company in writing and provide a copy of such communication to Company.

             C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the immediately succeeding sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection 2.7C, will give a written statement thereof to Company (with a copy of such statement to Agent), which statement shall set forth in reasonable detail the basis of the calculation of such additional amounts.

  2.8        Obligation of Lenders and Issuing Lenders to Mitigate.
             -----------------------------------------------------

                 Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated
  --------
  to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lenders as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company shall be conclusive absent manifest error (including arithmetical error).

  2.9        Removal of a Lender.
             -------------------

             A. In the event that any Lender shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.7 or subsection 3.6, and unless the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments are no longer in effect, Company may, if such Lender is not then an Issuing Lender and such Lender shall fail to withdraw such notice within 5 Business Days after Company's request for such withdrawal, upon thirty days' prior written notice by Company to Agent and such Lender, elect (i) to terminate the Commitments of such Lender upon receipt by such Lender of such notice and prepay on the date of such termination any outstanding Loans made by such Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Lender hereunder pursuant to subsection 2.7 or subsection 3.6 or otherwise; provided that if there are any Loans of such Lender
             --------
  outstanding at the time of such termination, the written consent of Agent and Requisite Lenders, which consent shall not be unreasonably withheld, shall be required in order for Company to make the foregoing election; or (ii) to cause such Lender to assign its Loans and Commitments in full to an Eligible Assignee in accordance with the provisions of subsection 10.1B.

             B. In the event that any Lender is a Defaulting Lender, and unless the Default Period for such Defaulting Lender is no longer continuing, Company may, if such Lender is not then an Issuing Lender and such Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default, elect to cause such Lender to assign its Loans and Commitments in full to an Eligible Assignee in accordance with the provisions of subsection 10.1B.

  2.10       Defaulting Lenders.
             ------------------

                 Anything contained herein to the contrary
  notwithstanding, in the event that any Lender (a "Defaulting Lender") defaults (a "Funding Default") in its obligation to fund any Revolving Loan (a "Defaulted Revolving Loan") in accordance with subsection 2.1, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including without limitation the granting of any consents or waivers) with respect to any of the Loan Documents; (ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero (a) any voluntary prepayment of the Revolving Loans pursuant to subsection 2.4A(i) shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Loan Exposure of such Defaulting Lender were zero and (b) any mandatory prepayment of the Revolving Loans pursuant to subsection 2.4A(iii) shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); provided that the provisions of
                                 ---------
  this clause (b) shall not affect any mandatory reductions of the Revolving Loan Commitment of such Defaulting Lender pursuant to subsection 2.4A(iii); (iii) such Defaulting Lender's Revolving Loan Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage in respect of Commercial Letters of Credit shall be excluded for purposes of calculating the commitment fee payable to Lenders pursuant to subsection 2.3A in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to subsection 2.3A with respect to such Defaulting Lender's Revolving Loan Commitment in respect of any Default Period with respect to such Defaulting Lender; and (iv) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender.

                 For purposes of this Agreement (A) "Default
  Period" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (a) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (b) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Revolving Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of this subsection 2.10 or by a combination thereof) and (2) such Defaulting Lender shall have delivered to Company and Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Revolving Loan Commitment, and (c) the date on which Company, Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (B) "Default Excess" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Revolving Loans) over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

                 No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.10, performance by Company of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.10. The rights and remedies against a Defaulting Lender under this subsection 2.10 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.


  Section 3.     LETTERS OF CREDIT

  3.1        Issuance of Letters of Credit and Lenders' Purchase of
             ------------------------------------------------------
             Participations Therein.
             ----------------------

             A. Letters of Credit. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iv), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Lender issue
  --------
  (and no Lender shall issue):

                 (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving
             Loan Commitments would exceed the Revolving Loan
             Commitments then in effect;

                 (ii)      any Letter of Credit if, after giving
             effect to such issuance, the Letter of Credit Usage would exceed $100,000,000;

                 (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the
                                            --------
             immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; provided, further that such Issuing
                                --------  -------

             Lender shall deliver a written notice to Agent setting forth the last day on which such Issuing Lender may give notice that it will not extend such Standby Letter of Credit (the "Notification Date" with respect to such Standby Letter of Credit) at least ten Business Days prior to such Notification Date; and provided, further that, unless Requisite Lenders
             --------  -------
             otherwise consent, such Issuing Lender shall give notice that it will not extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date;

                 (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of
             (X) the Revolving Loan Commitment Termination Date and
             (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or
             (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

                 (v)  any Letter of Credit denominated in a
             currency other than Dollars.

             B.  Mechanics of Issuance.

                 (i)  Notice of Issuance.  Whenever Company
                      ------------------
             desires the issuance of a Letter of Credit, it shall deliver to the proposed Issuing Lender (with a copy to Agent if Agent is not the proposed Issuing Lender) a Notice of Issuance of Letter of Credit no later than 12:00 Noon (New York time) at least five Business Days (or such shorter period as may be agreed to by the Issuing Lender in any particular instance) in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the Lender requested to issue the Letter of Credit,
             (b) the proposed date of issuance (which shall be a Business Day), (c) the face amount of the Letter of Credit, (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, and (f) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing
                                   --------
             Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; and provided,
                                                        --------
             further that no Letter of Credit shall require payment
             -------
             against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

                 (ii)      Determination of Issuing Lender.  Upon
                           -------------------------------
             receipt by a proposed Issuing Lender of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit,
             (a) in the event Agent is the proposed Issuing Lender, Agent shall be the Issuing Lender with respect to such Letter of Credit, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Agent, when aggregated with Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Agent's Revolving Loan Commitment then in effect, and (b) in the event any other Lender is the proposed Issuing Lender, such Lender shall promptly notify Company and Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and (1) if such Lender so elects to issue such Letter of Credit it shall be the Issuing Lender with respect thereto and (2) if such Lender fails to so promptly notify Company and Agent or declines to issue such Letter of Credit, Company may request Agent or another Lender to be the Issuing Lender with respect to such Letter of Credit in accordance with the provisions of this subsection 3.1B.

                 (iii)     Notification to Lenders.  Promptly after
                           -----------------------
             receipt of a Notice of Issuance of Letter of Credit and the determination of the Issuing Lender with respect to the proposed Letter of Credit, (a) Agent shall notify each Lender of the proposed issuance of such Letter of Credit, the Issuing Lender and the amount of such Lender's respective participation therein, determined in accordance with subsection 3.1C, and (b) the Issuing Lender shall deliver to each other Lender a copy of such Notice of Issuance of Letter of Credit.

                 (iv)      Issuance of Letter of Credit.  Upon
                           ----------------------------
             satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures, and upon its issuance of such Letter of Credit the Issuing Lender shall promptly notify Agent and each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit.

                 (v)  Report to Lenders.  Within 15 days after the
                      -----------------
             end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to each other Lender a report setting forth the average for such calendar quarter of the daily maximum amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

             C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

  3.2        Letter of Credit Fees.
             ---------------------

                 Company agrees to pay the following amounts to each Issuing Lender with respect to Letters of Credit issued by it:

                 (i)  with respect to each Standby Letter of
             Credit, (a) a fronting fee equal to 0.25% per annum of the average daily maximum amount available to be drawn under such Standby Letter of Credit; provided that in
                                                  --------
             any event the minimum fronting fee for any Standby Letter of Credit shall be $500 (it being agreed that, at the time of any cancellation or expiration of a Standby Letter of Credit, if $500 exceeds the amount of fronting fees theretofore paid or then accrued with respect to such Standby Letter of Credit, the amount of such excess shall be payable on the next date upon which accrued fronting fees in respect of Standby Letters of Credit are otherwise payable as provided in this sentence); and (b) a letter of credit fee equal to 1.75% per annum minus the Applicable Pricing
                                -----
             Discount, if any, multiplied by the average daily
                               -------------
             maximum amount available to be drawn under such
             Standby Letter of Credit, in each case payable in arrears on and through each January 15, April 15, July 15 and October 15 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

                 (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee equal to 0.25% per annum of the average daily maximum amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee equal to 0.50% per annum of the average daily maximum amount available to be drawn under such Commercial Letter of Credit, in each case payable in arrears on and through each January 15,

             April 15, July 15 and October 15 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

                 (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

  Promptly upon receipt by such Issuing Lender of any amount described in clause (i)(b) or (ii)(b) of this subsection 3.2, such Issuing Lender shall distribute to each other Lender its Pro Rata Share of such amount.

  3.3        Drawings and Reimbursement of Amounts Drawn Under
             -------------------------------------------------
             Letters of Credit.
             -----------------

             A. Responsibility of Issuing Lender With Respect to Requests For Drawings. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they strictly comply on their face with the requirements of such Letter of Credit.

             B. Reimbursement by Company of Amounts Drawn Under Letters of Credit. In the event an Issuing Lender has determined to honor a request for drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the
  --------
  contrary notwithstanding, (i) unless Company shall have notified Agent and such Issuing Lender prior to 12:00 Noon (New York time) on the date of such drawing that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such drawing; and provided,
                                                     --------
  further that if for any reason proceeds of Revolving Loans are
  -------
  not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

             C. Payment by Lenders of Unreimbursed Drawings Under Letters of Credit.

                 (i)  Payment by Lenders.  In the event that
                      ------------------
             Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                 (ii)      Distribution to Lenders of
                           --------------------------
             Reimbursements Received From Company.  In the event
             ------------------------------------
             any Issuing Lender shall have been reimbursed by other

             Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reim-bursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

             D.  Interest on Amounts Drawn Under Letters of
  Credit.

                 (i)  Payment of Interest by Company.  Company
                      ------------------------------
             agrees to pay to each Issuing Lender, with respect to drawings made under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to
             (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                 (ii)      Distribution of Interest Payments by
                           ------------------------------------
             Issuing Lender.  Promptly upon receipt by any Issuing
             --------------
             Lender of any payment of interest pursuant to subsection 3.3D(i), (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date of the applicable drawing under a Letter of Credit issued by such Issuing Lender to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to and including the date on which such portion of such drawing is reimbursed by Company. Any such distri-bution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

  3.4        Obligations Absolute.
             --------------------

                 The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                 (i) any lack of validity or enforceability of any Letter of Credit;

                 (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                 (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not strictly comply with the terms of such Letter of Credit;

                 (v)  any adverse change in the business,
             operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                 (vi)      any breach of this Agreement or any
             other Loan Document by any party thereto;

                 (vii)     any other circumstance or happening
             whatsoever, whether or not similar to any of the foregoing; or

                 (viii)    the fact that an Event of Default or a
             Potential Event of Default shall have occurred and be continuing;

  provided, in each case, that payment by the applicable Issuing
  --------
  Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

  3.5        Indemnification; Nature of Issuing Lenders' Duties.
             --------------------------------------------------

             A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it; or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

             B. Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such

  Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for:
  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
  (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;
  (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

                 In furtherance and extension and not in
  limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

                 Notwithstanding anything to the contrary contained in this subsection 3.5 (including without limitation the last sentence of the second preceding paragraph), Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

  3.6        Increased Costs and Taxes Relating to Letters of
             ------------------------------------------------
             Credit.
             ------

                 In the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error (including arithmetical error), be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                 (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

                 (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

                 (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

  and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the immediately succeeding sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error (including arithmetical error).


  Section 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT

                 The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

  4.1        Conditions to Term Loans and Initial Revolving Loans
             ----------------------------------------------------
  and Swing Line Loans.
  --------------------

                 The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

             A. Company Documents. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing Date:

                 (i)  Certified copies of its Certificate of
             Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to the Closing Date;

                 (ii)      Copies of its Bylaws, certified as of
             the Closing Date by its corporate secretary or an assistant secretary;

                 (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, the other Loan Documents and the other Restructuring Documents to which Company is a party and authorizing the consummation of the Restructuring in accordance with and in the manner contemplated by the Restructuring Documents, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                 (iv) Signature and incumbency certificates of its officers executing this Agreement and the other
             Loan Documents; and

                 (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1D, drawn to the order of each Lender and the Swing Line Lender and with appropriate insertions), the Company Security Agreement, the Company Trademark Security Agreement, the Company Pledge Agreement, the Collateral Account Agreement and the other Loan Documents to which it is a party.

             B. Delivery of Closing Date Mortgages; Closing Date Mortgage Policies. Agent shall have received from Company
  (i) fully executed and notarized Mortgages (each a "Closing Date Mortgage" and collectively the "Closing Date Mortgages") encumbering the fee interest and/or leasehold interest of Company in each Real Property Asset designated on Schedule 4.1B annexed
                                            -------------
  hereto (each a "Closing Date Mortgaged Property" and collectively the "Closing Date Mortgaged Properties"); (ii) a title report obtained by Company in respect of each real property fee interest of Company constituting Closing Date Mortgaged Property; (iii) an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) in the state in which each Closing Date Mortgaged Property is located with respect to the enforceability of the form of Closing Date Mortgage to be recorded in such state and such other matters as Agent may reasonably request, in form and substance reasonably satisfactory to Agent; (iv) in the case of each real property leasehold interest of Company constituting Closing Date Mortgaged Property, (a) such estoppel letters, consents and waivers from the landlords on such real property as may be required by Agent, which estoppel letters shall be in form and substance reasonably satisfactory to Agent and which consents and waivers shall consent to the Closing Date Mortgage relating to such leasehold interest and to the assignment of such leasehold interest to the successful bidder at a foreclosure or similar sale (and to a subsequent third party assignee by Agent or any Lender to the extent Agent or such Lender is the successful bidder at such sale) in the event of a foreclosure or similar action pursuant to such Closing Date Mortgage and
  (b) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of Agent, so as to enable the Closing Date Mortgage encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on such leasehold interest in favor of Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders; (v) ALTA mortgagee title insurance policies issued by First American Title Insurance Company of New York or other title insurers reasonably satisfactory to Agent (the "Closing Date Mortgage Policies"), in amounts not less than the respective amounts designated in
  Schedule 4.1B annexed hereto with respect to any particular
  -------------
  Closing Date Mortgaged Properties, assuring Agent that the applicable Closing Date Mortgages create valid and enforceable first priority mortgage liens on the respective Closing Date Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and subject to a standard survey exception, which Closing Date Mortgage Policies shall be in form and substance reasonably satisfactory to Agent and shall include an endorsement for mechanics' liens, for any other matters that Agent may reasonably request and, with respect to Closing Date Mortgage Policies that are issued for Closing Date Mortgaged Properties located outside the State of New York, for future advances under this Agreement, the Notes and the other

  Loan Documents, and shall provide for affirmative insurance and such reinsurance as Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agent;
  (vi) evidence, which may be in the form of a letter from an insurance broker, a municipal engineer, Charles Jones, Inc. or Transamerica Flood Hazard Certification, as to whether (a) any Closing Date Mortgaged Property (``Closing Date Flood Hazard Property'') is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (b) the community in which such Closing Date Flood Hazard Property is located is participating in the National Flood Insurance Program; and (vii) if there are any Closing Date Flood Hazard Properties, Company's written acknowledgement of receipt of written notification from Agent (a) as to the existence of each such Closing Date Flood Hazard Property and (b) as to whether the community in which each such Closing Date Flood Hazard Property is located is participating in the National Flood Insurance Program.

             C. Security Interests. To the extent not otherwise satisfied pursuant to subsection 4.1B, Company shall have taken or caused to be taken (and Agent shall have received satisfactory evidence thereof) such actions (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) in such a manner so that Agent has a valid and perfected first priority security interest as of such date in the entire Collateral (except to the extent any such security interest cannot be granted under applicable laws). Such actions shall include, without limitation, (i) delivery to Agent of certificates (which certificates shall be registered in the name of Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Agent) representing the capital stock pledged pursuant to the Company Pledge Agreement and delivery to Agent of all other instruments (duly endorsed where appropriate) evidencing the Collateral, (ii) delivery to Agent of Uniform Commercial Code financing statements as to the Collateral for all jurisdictions as may be necessary or desirable to perfect the security interests in the Collateral,
  (iii) delivery to Agent of the Company Trademark Security Agreement together with the cover sheet required for filing with the United States Patent and Trademark Office and (iv) delivery to Agent of such other documents and instruments that Agent reasonably deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent on behalf of Lenders under the Collateral Documents.

             D. PTKH Private Placement. On or prior to the Closing Date, (i) PTKH shall have issued PTKH Bonds in an aggregate original principal amount not to exceed $130 million to Holdings in satisfaction of $130 million in principal amount of Company's obligations under the Holdings Intercompany Note related to the Holdings Subordinated Debentures, (ii) Holdings shall have sold such PTKH Bonds to Equitable or its Affiliates in exchange for Holdings Subordinated Debentures held by Equitable or its Affiliates having an aggregate outstanding principal amount equal to $130 million as of immediately prior to the Closing Date, and (iii) Holdings shall have paid all accrued interest on the Holdings Subordinated Debentures so exchanged and a premium in connection therewith which does not exceed 12.125% of the aggregate outstanding principal amount of the Holdings Subordinated Debentures so exchanged, all pursuant to the PTKH Private Placement.

             E. New Subordinated Debt. On or prior to the Closing Date, Company shall have (i) issued and sold the Senior Subordinated Notes, the aggregate gross cash proceeds of which shall be no less than $436 million, (ii) issued and sold the Junior Subordinated Notes, the aggregate gross cash proceeds of which shall be $120 million, (iii) issued Subordinated Notes in exchange for all of the Holdings Subordinated Notes that have been tendered for exchange pursuant to the Subordinated Note Exchange Offer, and (iv) issued Subordinated Debentures in exchange for all of the Holdings Subordinated Debentures that have been tendered for exchange pursuant to the Subordinated Debenture Exchange Offer.

             F. Termination of Existing Credit Agreement and Holdings Existing Credit Agreement. On or prior to the Closing Date, Company shall have repaid in full all amounts outstanding under the Existing Credit Agreement and shall have terminated any commitments to lend or make other extensions of credit thereunder, Holdings shall have repaid in full all amounts outstanding under the Holdings Existing Credit Agreement and shall have terminated any commitments to lend or make other extensions of credit thereunder, and Company shall have made arrangements satisfactory to Agent with respect to any outstanding letters of credit issued pursuant to the Existing Credit Agreement that will remain outstanding after the Closing Date.

             G. Repayment of Indebtedness and Payment of Other Amounts. On the Closing Date (i) with the proceeds of the Senior Subordinated Notes, the Junior Subordinated Notes, the Term Loans and the initial Revolving Loans hereunder (a) Company shall have repaid in full all amounts outstanding under the Holdings Intercompany Note related to the Holdings Senior Subordinated Notes and repaid in full all amounts (other than a principal amount not exceeding $1,800,000) outstanding under the Holdings Discount Debentures and the Holdings Intercompany Note related to the Holdings Senior Subordinated Notes shall have been cancelled and returned to Company, (b) Company shall have repaid the Holdings Intercompany Note related to the Holdings Subordinated Debentures in an amount equal to the aggregate principal amount of the Holdings Subordinated Debentures purchased by Holdings in accordance with clause (d) of this subsection 4.1G, (c) Holdings
  (1) shall have redeemed (X) all of the aggregate principal amount of the Holdings Senior Subordinated Notes outstanding as of immediately prior to the Closing Date, together with accrued interest thereon, at a premium which does not exceed 3.63% of such aggregate outstanding principal amount, and (Y) all of the aggregate principal amount (including up to $32,800,000 of unamortized original issue discount) of the Holdings Discount Debentures outstanding as of immediately prior to the Closing Date, together with accrued interest thereon, at a premium which does not exceed 2.50% of the aggregate face amount of the Holdings Discount Debentures so redeemed or (2) shall have placed on deposit amounts sufficient for each such redemption and shall have timely given all necessary notices for each such redemption, in each case pursuant to arrangements, and in form and substance, satisfactory to Agent and Lenders, (d) Holdings shall have
  (1) purchased for cash (X) all of the Holdings Subordinated Debentures that have been tendered for purchase pursuant to the Tender Offer and (Y) all of the Holdings Subordinated Debentures held by Equitable or its Affiliates (other than Holdings Subordinated Debentures exchanged for PTKH Bonds as described in subsection 4.1D), which shall be in an aggregate outstanding principal amount of approximately $185 million as of immediately prior to the Closing Date, pursuant to the offer by Company to purchase such Holdings Subordinated Debentures from Equitable or its Affiliates, as more fully described in the Registration Statement of Company and Holdings on Form S-1 (Registration No. 33-50053) filed with the Securities and Exchange Commission on August 23, 1993, as amended by Amendment No. 1 thereto, (2) paid all accrued interest on the Holdings Subordinated Debentures so purchased, and (3) paid a premium in connection therewith which does not exceed 12.125% of the aggregate outstanding principal amount of the Holdings Subordinated Debentures so purchased, and Holdings shall have surrendered all of the Holdings Subordinated Debentures so purchased to the Holdings Subordinated Debenture Trustee for cancellation, (e) Holdings shall have paid a consent fee relating to the Supplemental Holdings Subordinated Note Indenture to the holders of the Holdings Subordinated Notes that have validly consented to the Supplemental Holdings Subordinated
  Note Indenture, the aggregate amount of which consent fee shall not exceed 0.50% of the aggregate principal amount of Holdings Subordinated Notes with respect to which such consent has been given, and (f) Holdings shall have paid a consent fee relating to the Supplemental Holdings Subordinated Debenture Indenture to the holders of the Holdings Subordinated Debentures that have validly consented to the Supplemental Holdings Subordinated Debenture Indenture, the aggregate amount of which consent fee shall not exceed 0.50% of the aggregate principal amount of the Holdings Subordinated Debentures with respect to which such consent has been given, (ii) Company shall have delivered to Holdings the Holdings Subordinated Notes tendered pursuant to the Subordinated Note Exchange Offer in satisfaction of a corresponding portion of Company's obligations under the Holdings Intercompany Note related to the Holdings Subordinated Notes, and Holdings shall have surrendered all of the Holdings Subordinated Notes so delivered to the Holdings Subordinated Note Trustee for cancellation, (iii) Company shall have delivered to Holdings the Holdings Subordinated Debentures tendered pursuant to the Subordinated Debenture Exchange Offer in satisfaction of a corresponding portion of Company's obligations under the Holdings

  Intercompany Note related to the Holdings Subordinated Debentures, and Holdings shall have surrendered all of the Holdings Subordinated Debentures so delivered to the Holdings Subordinated Debenture Trustee for cancellation, (iv) Holdings shall have surrendered all of the Holdings Subordinated Debentures exchanged pursuant to the PTKH Private Placement to the Holdings Subordinated Debenture Trustee for cancellation, and
  (v) Company shall have provided evidence satisfactory to Agent that the obligations of Company under each of the Holdings Intercompany Notes remaining outstanding after giving effect to the Restructuring have been subordinated to the Obligations pursuant to an amendment thereto containing subordination provisions and other terms in form and substance satisfactory to Agent.

             H. Consent of Holders of Holdings Subordinated Notes and Holdings Subordinated Debentures. On or prior to the Closing Date, Company shall have provided evidence satisfactory to Agent that (i) Holdings has obtained all consents from the holders of the Holdings Subordinated Notes and the holders of the Holdings Subordinated Debentures necessary to permit the effectiveness of the Supplemental Holdings Subordinated Note Indenture and the Supplemental Holdings Subordinated Debenture Indenture, respectively, and (ii) the Supplemental Holdings Subordinated
  Note Indenture and the Supplemental Holdings Subordinated Debenture Indenture shall be in full force and effect.

             I. Arrangements with SMG-II, Holdings, PTKH, Plainbridge and Chefmark. On or prior to the Closing Date, each of Company, SMG-II, Holdings, PTKH, Plainbridge and Chefmark shall have entered into each of the Spin-Off Agreements to which such Person is a party, in each case in form and substance satisfactory to Agent and Lenders, and all other arrangements among Company, SMG-II, Holdings, PTKH, Plainbridge and Chefmark shall be satisfactory in form and substance to Agent and Requisite Lenders.

             J.  Appraisals.  Agent shall have received
  appraisals, in form, scope and substance satisfactory to Agent and satisfying the requirements of any applicable laws and regulations, concerning any real property fee interests of Company constituting Closing Date Mortgaged Properties (in each case to the extent required under such laws and regulations as determined by Agent in its discretion).

             K. Environmental Matters. Agent shall have received reports and other information, in form, scope and substance satisfactory to Agent, concerning environmental liabilities of Company and its Subsidiaries with respect to the Facilities listed on Schedule 4.1K annexed hereto.
            -------------

             L. Plainbridge Credit Agreement. On or prior to the Closing Date, Plainbridge shall have entered into the Plainbridge Credit Agreement with the other parties thereto and all conditions precedent to the funding of the initial loans or the issuance of the initial letters of credit thereunder shall have been satisfied or waived with the consent of Agent and Requisite Lenders.

             M. Opinions of Company's Counsel. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Shearman & Sterling, counsel for Company, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VIII annexed hereto and as to such other
                ------------
  matters as Agent acting on behalf of Lenders may reasonably request, together with evidence satisfactory to Agent that Company has requested such counsel to deliver such opinions to Lenders, (ii) originally executed copies of one or more favorable written opinions of Marc A. Strassler, vice president and general counsel of Company, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit IX annexed hereto and as to such other
                ----------
  matters as Agent acting on behalf of Lenders may reasonably request, and (iii) copies of all opinions delivered by Shearman & Sterling, counsel for SMG-II, Holdings, PTKH, Company, Plainbridge and Chefmark, and Marc A. Strassler, vice president and general counsel of SMG-II, Holdings, PTKH, Company, Plainbridge and Chefmark, in each case in connection with the Restructuring Documents (other than the Loan Documents).

             N. Opinions of Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers, counsel to Agent, dated as of the Closing Date, substantially in the form of Exhibit X
                                                    ---------
  annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

             O. Solvency. On the Closing Date, Agent and Lenders shall have received a certificate from Company executed by its chief financial officer, in form and substance satisfactory to Agent and Lenders, to the effect that, after giving effect to the Restructuring and the contemplated borrowings of the full amounts which will be available under the Commitments, the Company will be Solvent, and Agent and Lenders shall have received such other factual information supporting the conclusions reached in such certificate as may be available to such chief financial officer and as Agent or any Lender may reasonably request, all in form and substance satisfactory to Agent and Requisite Lenders.

             P. Fees. Company shall have paid to Agent, for distribution (as appropriate) to Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

             Q. No Material Adverse Effect. Since January 30, 1993, no material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, or of Holdings and its Subsidiaries, taken as a whole, shall have occurred.

             R.  Restructuring Documents.  On the Closing Date,
  (i) Agent shall have received executed or conformed copies of the Spin-Off Agreements (in each case as amended through and including the Closing Date), the terms and conditions of which shall be in all respects satisfactory to Agent and Requisite Lenders, (ii) Agent shall have received executed or conformed copies of the New Subordinated Debt Indentures and the PTKH Bond Indenture and (a) the Senior Subordinated Note Indenture shall be in the form of Exhibit 4.1 to the Registration Statement of Company on Form S-1 (Registration No. 33-59612) filed with the Securities and Exchange Commission on March 16, 1993, as amended by Amendment Nos. 1, 2, 3 and 4 thereto, with such changes thereto, if any, that have been approved by Agent and Requisite Lenders or that would otherwise have been permitted to be made pursuant to subsection 7.14A if the Senior Subordinated Notes were issued and outstanding at the time of any such change,
  (b) the Subordinated Note Indenture shall be in the form of
  Exhibit 4.1 to the Registration Statement of Company and Holdings on Form S-1 (Registration No. 33-59616) filed with the Securities and Exchange Commission on March 16, 1993, as amended by Amendment Nos. 1, 2 and 3 thereto and Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission on August 23, 1993, as amended by Amendment No. 1 thereto, with such changes thereto, if any, that have been approved by Agent and Requisite Lenders or that would otherwise have been permitted to be made pursuant to subsection 7.14A if the Subordinated Notes were issued and outstanding at the time of any such change,
  (c) the Junior Subordinated Note Indenture shall be in the form of Exhibit 4.2 to the Registration Statement of Company on Form S-1 (Registration No. 33-59612) filed with the Securities and Exchange Commission on March 16, 1993, as amended by Amendment Nos. 1, 2, 3 and 4 thereto, with such changes thereto, if any, that have been approved by Agent and Requisite Lenders or that would otherwise have been permitted to be made pursuant to subsection 7.14A if the Junior Subordinated Notes were issued and outstanding at the time of any such change, (d) the Subordinated Debenture Indenture shall be in the form of Exhibit 4.3 to the Registration Statement of Company and Holdings on Form S-1 (Registration No. 33-50053) filed with the Securities and Exchange Commission on August 23, 1993, as amended by Amendment No. 1 thereto, with such changes thereto, if any, that have been approved by Agent and Requisite Lenders or that would otherwise have been permitted to be made pursuant to subsection 7.14A if the Subordinated Debentures were issued and outstanding at the time of any such change, (e) the PTKH Bond Indenture and the Redemption Agreement shall be in the form delivered to Agent and Lenders on or prior to the date of execution of this Agreement by Lenders, with such changes thereto, if any, that have been approved by Agent and Requisite Lenders or that would not result in an Event of Default under subsection 8.17 if the PTKH Bonds were issued and outstanding at the time of any such change,
  (f) the interest rate payable on the Senior Subordinated Notes

  (taking into account any original issue discount) shall be no more than 10 3/4% per annum, (g) the interest rate payable on the Subordinated Notes shall be no more than 11 5/8% per annum, (h) the interest rate payable on the Junior Subordinated Notes shall be no more than 12 1/4% per annum, (i) the interest rate payable on the Subordinated Debentures shall be no more than 12 5/8% per annum, and
  (j) the interest rate payable on the PTKH Bonds shall be no more than 12% per annum, (iii) except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders, (a) the Restructuring Documents (other than the Loan Documents) shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived after the execution thereof, (b) Company shall not have failed in any material respect to perform any material obligation or covenant required by the Restructuring Documents (other than the Loan Documents) to be performed or complied with by it on or before the Closing
  Date, and (c) all conditions to the Restructuring (including, without limitation, any necessary third party consents and approvals) shall have been satisfied or waived pursuant to all applicable terms and proceedings and by Agent, and (iv) Agent shall have received an Officers' Certificate from Company, in form and substance satisfactory to Agent, to the effect set forth in clause (iii) above.

             S. Representations and Warranties; Performance of Agreements. Company shall have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date, and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

             T. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and by the other Restructuring Documents and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

  4.2        Conditions to All Loans.
             -----------------------

                 The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

             A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any other officer or cash management personnel of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Agent.

             B. As of that Funding Date the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by Company of the proceeds of such Loan shall constitute a representation and warranty by Company that such statements (other than statements as to matters of opinion of Agent or of Requisite Lenders) are true as of that Funding Date):

                 (i) The representations and warranties contained herein and in the other Loan Documents are true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

                 (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                 (iii) Each Loan Party has performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                 (iv)      No order, judgment or decree of any
             court, arbitrator or governmental authority has purported to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                 (v) The making of the Loans requested on such Funding Date does not violate any law including, without limitation, Regulation G, Regulation T,
             Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                 (vi) There is not pending or, to the knowl-edge of Company, threatened, any action, suit, pro-ceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there has occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Requisite Lenders, could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Restructuring, the transactions contemplated by this Agreement or the making of Loans hereunder.

  4.3        Conditions to Letters of Credit.
             -------------------------------

                 The issuance of any Letter of Credit hereunder
  (whether or not the applicable Issuing Bank is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

             A.  On or before the date of issuance of the initial
  Letter of Credit pursuant to this Agreement, the Term Loans shall have been made.

             B. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any other officer or cash management personnel of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

             C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


  Section 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES

                 In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each

  Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete (it being agreed that each such statement which expressly refers to a particular date shall be understood to continue to refer to such particular date each time that the representation and warranty of Company set forth in this paragraph is made):

  5.1        Organization, Powers, Qualification, Good Standing,
             ---------------------------------------------------
             Business and Subsidiaries.
             -------------------------

             A. Organization and Powers. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the other Restructuring Documents, to carry out the transactions contemplated thereby and to issue and pay the Notes, in each case to the extent it is a party thereto.

             B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

             C.  Conduct of Business.  Company and its
  Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.13.

             D. Subsidiaries. All of the Subsidiaries of Company as of the Closing Date are identified in Schedule 5.1 annexed
                                           ------------
  hereto. The capital stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto is duly authorized,
                ------------
  validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto is validly
                           ------------
  existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has full corporate power and authority to own its assets and properties and to operate its business as presently owned and conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and could not reasonably be expected to have a Material Adverse Effect.
  Schedule 5.1 annexed hereto correctly sets forth, as of the
  ------------
  Closing Date, the ownership interest of Company in each of its Subsidiaries identified therein.

  5.2        Authorization of Borrowing, etc.
             --------------------------------

             A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the other Restructuring Documents and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

             B. No Conflict. The execution, delivery and perfor-mance by Company and its Subsidiaries of the Loan Documents and the other Restructuring Documents, the issuance, delivery and payment of the Notes and the consummation of the Restructuring and the other transactions contemplated by the Loan Documents and the other Restructuring Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and those set forth on Schedule 5.2B annexed hereto.
                                      -------------

             C. Governmental Consents. The execution, delivery and performance by Company and its Subsidiaries of the Loan Documents and the other Restructuring Documents, the issuance, delivery and payment of the Notes and the consummation of the Restructuring and the other transactions contemplated by the Loan Documents and the other Restructuring Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for
                                                   ------
  (i) filings and recordings required in connection with the perfection of the security interests granted pursuant to the Loan Documents, (ii) registrations, consents, approvals, notices or other actions set forth on Schedule 5.2C annexed hereto, and
                             -------------
  (iii) registrations, consents, approvals, notices or other actions the absence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

             D. Binding Obligation. Each of the Loan Documents and the other Restructuring Documents to which any Loan Party is a party has been duly executed and delivered by each Loan Party that is a party thereto and is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

             E.  Valid Issuance of New Subordinated Debt and PTKH
                 Bonds.

                 (i)  New Subordinated Debt.  Company has the
                      ---------------------
             corporate power and authority to issue the New Subordinated Debt. The New Subordinated Debt, when issued and paid for, will be the legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). The subordination provisions of the New Subordinated Debt will be enforceable against the holders thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Indebtedness" included in such provisions.
             The New Subordinated Debt, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.


                (ii)  PTKH Bonds.  PTKH has the corporate power
                      ----------
             and authority to issue the PTKH Bonds. The PTKH Bonds, when issued and paid for, will be the legal, valid and binding obligations of PTKH, enforceable against PTKH in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). The PTKH Bonds, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

  5.3        Financial Condition.
             -------------------

                 Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of

  Company and its Subsidiaries as at January 30, 1993, and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of Company and its Subsidiaries as at July 31, 1993 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the six months then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and year-end adjustments. Company does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not (but should in conformity with GAAP be) reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

  5.4        No Material Adverse Change; No Restricted Junior
             ------------------------------------------------
  Payments.
  --------

                 Since January 30, 1993, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

  5.5        Title to Properties; Liens.
             --------------------------

                 Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business, pursuant to the Spin-Off Agreements or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

  5.6        Litigation; Adverse Facts.
             -------------------------

                 Except as set forth in Schedule 5.6 annexed
                                        ------------
  hereto, there is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidi-aries that has had, or could reasonably be expected to result in, a Material Adverse Effect. Neither Company nor any of its Subsidiaries is (i) in violation of any applicable law that has had, or could reasonably be expected to result in, a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that has had, or could reasonably be expected to result in, a Material Adverse Effect.

  5.7        Payment of Taxes.
             ----------------

                 Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are shown thereon to be due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate
               --------
  provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

  5.8        Performance of Agreements; Materially Adverse
             ---------------------------------------------
             Agreements.
             ----------

             A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect.

             B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument or any charter or other internal restriction which has had, or could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

  5.9        Governmental Regulation.
             -----------------------

                 Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

  5.10       Securities Activities.
             ---------------------

                 Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

  5.11       Employee Benefit Plans.
             ----------------------

             A. Company and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

             B. No ERISA Event has occurred with respect to which Company or any of its ERISA Affiliates is subject to any unsatisfied liability in excess of $2,000,000 or with respect to which Company or any of its ERISA Affiliates could reasonably be expected to incur liability in excess of $2,000,000, and no ERISA Event is reasonably expected to occur after the date hereof which could reasonably be expected to result in a liability to Company or any of its ERISA Affiliates in excess of $1,000,000.

             C.  Except as set forth on Schedule 5.11 annexed
                                        -------------
  hereto, as of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $0.

  5.12       Certain Fees.
             ------------

                 Except as disclosed in the Registration Statement of Company and Holdings on Form S-1 (Registration No. 33-59616) filed with the Securities and Exchange Commission on March 16, 1993, as amended by Amendment Nos. 1, 2 and 3 thereto and Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission on August 23, 1993, as amended by Amendment No. 1 thereto, no broker's or finder's fee or commission (other than any such fees or commissions that may be payable to Persons engaged by Agent or any Lender in connection with such engagement by Agent or such Lender) will be payable with respect to this Agreement or the Restructuring, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

  5.13       Environmental Protection.
             ------------------------

                 Except as set forth in Schedule 5.13 annexed
                                        -------------
  hereto:

                 (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities that are presently owned, leased or operated by Company or any of its Subsidiaries) comply with all Environmental Laws except where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect;

                 (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in effect, and Company and each of its Subsidiaries are in compliance with such Governmental Authorizations except where the failure to obtain or comply with any such Governmental Authorization individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

                 (iii)     neither Company nor any of its
             Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9604) or comparable state laws, and, to the best of Company's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

                 (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                 (v) other than provisions in leases entered into by Company or any of its Subsidiaries in the ordinary course of business which individually or in the aggregate would not create a liability that could reasonably be expected to have a Material Adverse Effect, neither Company nor any of its Subsidiaries nor any of their respective Facilities that are presently owned, leased or operated by Company or any of its Subsidiaries nor any of their respective operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims which, in the case of clause (a) or (b), individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

                 (vi)      neither Company nor any of its
             Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors by merger or consolidation has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                 (vii)     no Hazardous Materials exist on, under
             or about any Facility in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                 (viii)    neither Company nor any of its
             Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors by merger or consolidation has disposed of any Hazardous Materials in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                 (ix)      to the best knowledge of Company, no
             underground storage tanks are on or at any Facility that is presently owned, leased or operated by Company or any of its Subsidiaries;

                 (x) neither Company nor any of its Subsidiaries bears any liability in connection with underground storage tanks on or at Facilities heretofore owned, leased or operated by Company or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and

                 (xi) to the best knowledge of Company, no Lien in favor of any Person relating to or in connection with any Environmental Claim involving in the aggregate at any time an amount in excess of $1,000,000 has been filed or has been attached to one or more Facilities that are presently owned, leased or operated by Company or any of its Subsidiaries.

  5.14       Employee Matters.
             ----------------

                 There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

  5.15       Solvency.
             --------

                 Company and each of its Subsidiaries is and, upon the incurrence of any Obligations by Company on any date on which this representation is made, will be, Solvent.

  5.16       Disclosure.
             ----------

                 No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document, in any other Restructuring Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projec-tions as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

  5.17       Intellectual Property.
             ---------------------

             A. Company and its Subsidiaries own, or are licensed (to the extent required to be so licensed) to use, the Intellectual Property and all such Intellectual Property is fully protected and duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances, and Company owns all of the right, title and interest in and to the "Pathmark" trademark under the applicable laws of the United States free and clear of any Lien (other than

  Permitted Encumbrances and Liens created in favor of Agent on behalf of Lenders pursuant to the Loan Documents).

             B.  Except as disclosed in Schedule 5.17, no material
                                        -------------
  claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. Except as disclosed in Schedule 5.17, the use of such
                         -------------
  Intellectual Property by Company or any of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of Company or any of its Subsidiaries that are material to Company or any of its Subsidiaries. The consummation of the transactions contemplated by this Agreement or the Restructuring will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by Company or any of its Subsidiaries.

  5.18       Restructuring Documents.
             -----------------------

                 Company has delivered to Lenders complete and correct copies of the Restructuring Documents and of all exhibits and schedules thereto.


  Section 6.     COMPANY'S AFFIRMATIVE COVENANTS

                 Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

  6.1        Financial Statements and Other Reports.
             --------------------------------------

                 Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Lenders:

                 (i)  Monthly Reports:  as soon as available and
                      ---------------
             in any event within 30 days after the end of each month ending after the Closing Date, the weekly "EBIT" report for such month and the corporate weekly reports for the weeks ending during such month, in each case substantially in the form delivered to Lenders prior to the Closing Date with respect to the month of August, 1993;

                 (ii)      Quarterly Financials:  as soon as
                           --------------------
             available and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, the consolidated and (if prepared) consolidating balance sheets of Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and (if prepared) consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (but only if such corresponding periods begin after the Closing Date), and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and year-end adjustments;

                 (iii)     Year-End Financials:  as soon as
                           -------------------
             available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated and (if prepared) consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and (if prepared) consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year and for the fourth fiscal quarter of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year or the fourth fiscal quarter thereof, as the case may be (but only if such previous Fiscal Year or the fourth fiscal quarter thereof, as the case may be, begins after the Closing Date), and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and
             (b) in the case of such consolidated financial statements with respect to such Fiscal Year, a report thereon of Deloitte & Touche or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its

             Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                 (iv)      Officers' and Compliance Certificates:
                           -------------------------------------
             (a) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (1) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (2) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7; and
             (b) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, an Officers' Certificate of Company setting forth the Consolidated Excess Cash Flow for the Fiscal Year covered by such financial statements and demonstrating in reasonable detail the derivation of such Consolidated Excess Cash Flow;

                 (v)  Reconciliation Statements:  if, as a result
                      -------------------------
             of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions
             (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then

             (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or
             (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the one full Fiscal Year immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or (xiii) of this subsection
             6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

                 (vi)      Accountants' Certification:  together
                           --------------------------
             with each delivery of consolidated financial
             statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of subsections 7.1, 7.2, 7.3, 7.6, 7.7, 7.8, 7.9 and 7.15 of this Agreement and any definitions set forth in this Agreement relating thereto, in each case as they relate to accounting matters, and (b) stating whether, in connection with their audit examination, any condi-tion or event (including without limitation any condition or event relating to the subsections of this Agreement specified in the immediately preceding clause (a) or relating to subsection 7.4 of this Agreement) that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of exis-tence thereof; provided that such accountants shall
                            --------
             not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination;

                 (vii)     Accountants' Reports:  promptly upon
                           --------------------
             receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, includ-ing, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

                 (viii)    SEC Filings and Press Releases:
                           ------------------------------
             promptly upon their becoming available, copies of
             (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) containing initial preliminary and final (but not, unless otherwise requested by Agent, intermediate draft) prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                 (ix)      Events of Default, etc.:  promptly upon
                           -----------------------
             any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2,
             (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                 (x)  Litigation or Other Proceedings:  promptly
                      -------------------------------
             upon any officer of Company obtaining knowledge of
             (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its

             Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                      (1)  after giving effect to coverage and
                 policy limits of insurance policies maintained by Company and its Subsidiaries issued by unaffiliated insurers, has a reasonable possibility of giving rise to a Material Adverse
                 Effect; or

                      (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or by the Restructuring
                 Documents;

             written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

                 (xi)      ERISA Events:  within 20 days of
                           ------------
             becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                 (xii)     ERISA Notices:  with reasonable
                           -------------
             promptness, copies of (a) if requested by any Lender, each Schedule B (Actuarial Information) to the annual
                  ----------
             report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

                 (xiii)    Financial Plans:  as soon as practicable
                           ---------------
             and in any event no later than February 28 of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next four succeeding Fiscal Years, including without limitation
             (a) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each of such five Fiscal Years, together with an explanation of the assumptions on which such forecasts are based,

             (b) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each fiscal quarter of the first such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information as any Lender may reasonably request;

                 (xiv)     Insurance:  as soon as practicable and
                           ---------
             in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

                 (xv)      Environmental Audits and Reports:  as
                           --------------------------------
             soon as practicable following receipt thereof by Company, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which has a reasonable possibility of giving rise to a Material Adverse Effect;

                 (xvi)     Board of Directors:  with reasonable
                           ------------------
             promptness, written notice of any change in the Board of Directors of Company; and

                 (xvii)    Other Information:  with reasonable
                           -----------------
             promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

  6.2        Corporate Existence, etc.
             -------------------------

                 Except to the extent permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that neither Company nor any of its
            --------  -------
  Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

  6.3        Payment of Taxes and Claims; Tax Consolidation.
             ----------------------------------------------

             A.  Company will, and will cause each of its
  Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such
                                          --------
  charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

             B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than SMG-II, Holdings or PTKH so long as the filing of such consolidated income tax return is required by applicable law and other than Company or any of its Subsidiaries).

  6.4        Maintenance of Properties; Insurance.
             ------------------------------------

                 Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in such amounts (giving effect to self-insurance), with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry. Each such policy of insurance that insures against loss or damage with respect to any Collateral shall name Agent for the benefit of Lenders as the loss payee thereunder for amounts in excess of $5,000,000 per occurrence and shall provide for at least 30 days prior written notice to Agent of any modification or cancellation of such policy. Upon receipt by Agent of any insurance proceeds as loss payee, (i) to the extent that Company or any of its Subsidiaries intends to use any such insurance proceeds that are Net Cash Proceeds of Asset Sale to repair, restore or replace assets of Company or any of its Subsidiaries as provided in subsection 2.4A(iii)(a), Agent shall, subject to the provisions of subsection 2.4A(iii)(a), deliver such insurance proceeds to Company and (ii) otherwise, Agent shall, and Company hereby authorizes Agent to, apply such insurance proceeds that are Net

  Cash Proceeds of Asset Sale to prepay the Loans in accordance with subsection 2.4A(iii)(a).

  6.5        Inspection; Lender Meeting.
             --------------------------

                 Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Agent) at such time as may be agreed to by Company and Agent.

  6.6        Compliance with Laws, etc.
             --------------------------

                 Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause, individually or in the aggregate at any one time, a Material Adverse Effect, in each case except to the extent that Company's or such Subsidiary's requirement to comply therewith is being contested in good faith by Company or such Subsidiary, as the case may be, and such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

  6.7        Environmental Disclosure and Inspection.
             ---------------------------------------

             A. Company shall, and shall cause each of its Subsidiaries to, exercise reasonable due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities that are presently owned, leased or operated by Company or any of its Subsidiaries and (ii) all other Persons on or occupying such property, to comply in all material respects with all Environmental Laws.

             B. Company shall, promptly after obtaining knowledge thereof, advise Lenders in writing and in reasonable detail of
  (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws,
  (ii) any and all written communications with respect to any Environmental Claims that could reasonably be expected to give rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency that could reasonably be expected to give rise to a Material Adverse Effect,
  (iii) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which could reasonably be expected to result in an Environmental Claim which could reasonably be expected to have a Material Adverse Effect, or (y) any Environmental Claim that could reasonably be expected to have a Material Adverse Effect, (iv) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that is presently owned, leased or operated by Company or any of its Subsidiaries that could reasonably be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a material Release of Hazardous Materials.

             C. Company shall promptly notify Lenders of any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect.

             D. Company shall, at its own expense, provide copies of such documents or written information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

  6.8        Execution of Subsidiary Guaranty and Collateral
             -----------------------------------------------
             Documents by Subsidiaries and Future Subsidiaries.
             -------------------------------------------------

                 In the event that any Subsidiary of Company existing as of the date hereof (other than any Real Estate Subsidiary) hereafter owns or acquires assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $25,000 or in the event that any Person becomes a Subsidiary of Company after the date hereof, Company will promptly notify Agent of that fact and cause such Subsidiary to execute and deliver to Agent a counterpart of the Subsidiary Guaranty and a Subsidiary Security Agreement, a Subsidiary Pledge Agreement, a Subsidiary Trademark Security Agreement and Additional Mortgages and to take all such further action and execute all such further documents and instruments as may be required to grant and perfect in favor of Agent, for the benefit of Lenders, a first-priority security interest in all of the Covered Real Property and all of the personal property assets of such Subsidiary described in the applicable Collateral Documents. Company shall deliver to Agent, together with such Collateral Documents, (i) certified copies of such Subsidiary's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to
  (a) the incumbency and signatures of the officers of such Subsidiary executing the Subsidiary Guaranty and the Collateral Documents to which such Subsidiary is a party and (b) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of the Subsidiary Guaranty and such Collateral Documents are in full force and effect and have not been modified or rescinded, and
  (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agent and its counsel, as to
  (a) the due organization and good standing of such Subsidiary,
  (b) the due authorization, execution and delivery by such Subsidiary of the Subsidiary Guaranty and such Collateral Documents, (c) the enforceability of the Subsidiary Guaranty and such Collateral Documents against such Subsidiary, and (d) such other matters as Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Agent and its counsel.

  6.9        Additional Mortgages; Release of Mortgages.
             ------------------------------------------

             A. On and after the Closing Date, Company shall, and shall cause its Subsidiaries to, (i) with respect to each leasehold interest in Real Property Assets listed in Part I of
  Schedule 6.9 annexed hereto or hereafter acquired by Company or
  ------------
  any of its Subsidiaries, use its best efforts (which shall not be deemed to include, in the good faith judgment of Company, the material modification of any rights or obligations, or the incurrence of any material obligations, under the applicable lease or the expenditure of money in excess of nominal amounts or the payment of monetary consideration other than nominal monetary consideration) until the end of the applicable three month period described below to obtain the consent of the lessor under each related lease to the encumbrancing of Company's or such Subsidiary's leasehold interest under such lease pursuant to an Additional Mortgage (as defined below) and to the assignment of such leasehold interest to the successful bidder at a foreclosure or similar sale (and to a subsequent third party assignee by Agent or any Lender to the extent Agent or such Lender is the successful bidder at such sale) in the event of a foreclosure or similar action pursuant to such Additional Mortgage as soon as practicable but in any event within three months after the commencement of the lease term under the applicable lease (or, in the case of Company's leasehold interests in Real Property Assets listed in Part I of Schedule 6.9 annexed hereto, as soon as
                      ------------
  practicable but in any event within three months after the Closing Date), (ii) with respect to each leasehold interest in Real Property Assets listed in Part II of Schedule 6.9 annexed
                                            ------------
  hereto, use its best efforts (which shall not be deemed to include, in the good faith judgment of Company, the material modification of any rights or obligations, or the incurrence of any material obligations, under the applicable lease or the expenditure of money in excess of nominal amounts or the payment of monetary consideration other than nominal monetary consideration) until the end of the three month period after the Closing Date to record the applicable lease, or a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to Agent in all places to the extent necessary or desirable, in the reasonable judgment of Agent, so as to enable the Additional Mortgage encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on such leasehold interest in favor of Agent (or such other Person as may be required or desired under local law) for the benefit of the Lenders), and (iii) with respect to each Covered Real Property (other than any leasehold interest for which Company or any of its Subsidiaries was unable to obtain the applicable lessor's consent pursuant to clause (i) above or to record the applicable instrument pursuant to clause (ii) above), as soon as practicable and in any event within three months after the applicable Real Property Asset becomes Covered Real Property (or, in the case of Company's leasehold interest in Real Property Assets listed in Schedule 6.9 annexed hereto for which Company
                   ------------
  was able to obtain the applicable lessor's consent pursuant to clause (i) above or was able to record the applicable instrument pursuant to clause (ii) above, as the case may be, as soon as practicable but in any event within three months after the Closing Date), deliver (a) fully executed counterparts of Mortgages (each an "Additional Mortgage" and collectively the "Additional Mortgages") encumbering such Covered Real Property, together with evidence that counterparts of such Additional Mortgages have been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Agent, so as to effectively create a valid and enforceable first priority lien (or such other priority lien as may be specified in the applicable Additional Mortgage), subject to Permitted Encumbrances, on such Covered Real Property in favor of Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders; (b) a title report obtained by Company in respect of any such Covered Real Property consisting of fee interests in Real Property Assets and, if reasonably required by Agent, a title report obtained by Company in respect of any such Covered Real Property consisting of material leasehold interests in Real Property Assets; (c) if required by Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) in the state in which such Covered Real Property is located with respect to the enforceability of the form of Additional Mortgage recorded in such state and such other matters as Agent may reasonably request, in form and substance reasonably satisfactory to Agent; (d) in the case of each such Covered Real Property consisting of leasehold interests in Real Property Assets, such estoppel letters from the landlords on such real property as may be reasonably requested by Agent, in form and substance reasonably satisfactory to Agent; (e) if required by Agent, in the case of each such Covered Real Property consisting of fee interests in Real Property Assets, environmental audits prepared by professional consultants mutually acceptable to Company and Agent, in form, scope and substance satisfactory to Agent in its reasonable discretion;
  (f) if required by Agent, in the case of each such Covered Real Property consisting of fee interests in Real Property Assets, ALTA mortgagee title insurance policies issued by title insurers reasonably satisfactory to Agent (the "Additional Mortgage Policies"), in amounts reasonably satisfactory to Agent, assuring Agent that the applicable Additional Mortgages create valid and enforceable first priority mortgage liens (or such other priority liens as may be specified in the applicable Additional Mortgage) on such Covered Real Property, free and clear of all defects and encumbrances except Permitted Encumbrances and subject to a standard survey exception, which Additional Mortgage Policies shall be in form and substance reasonably satisfactory to Agent and shall include an endorsement for mechanics' liens, for any other matters that Agent may reasonably request and, with respect to Additional Mortgage Policies that are issued for Covered Real Property located outside the State of New York, for future advances under this Agreement, the Notes and the other Loan Documents, and shall provide for affirmative insurance and such reinsurance as Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agent;
  (g) evidence, which may be in the form of a letter from an insurance broker, a municipal engineer, Charles Jones, Inc. or Transamerica Flood Hazard Certification, as to whether (1) any such Covered Real Property ("Additional Flood Hazard Property") is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (2) the community in which each Additional Flood Hazard Property is located is participating in the National Flood Insurance Program; and (h) if there are any Additional Flood Hazard Properties, Company's written acknowledgement of receipt of written notification from Agent (1) as to the existence of each such Additional Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program.

                 Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Agent, upon reasonable notice, to visit and inspect any fee interests in Real Property Assets and, if reasonably required by Agent, any material leasehold interests in Real Property Assets, in each case to be subject to the Lien of an Additional Mortgage, for the purpose of obtaining an appraisal of value, conducted by consultants retained by Agent in compliance with all applicable banking regulations, with respect to such real property fee or leasehold interest.

             B. At least 30 days prior to the incurrence by Company or any of its Subsidiaries of any Non-Recourse Indebtedness secured by Liens on any Real Property Assets permitted under subsection 7.2(A)(v), Company shall, to the extent necessary to incur such Indebtedness and to grant such Liens, request that Agent execute and deliver to Company reconveyance documents and/or releases releasing any Liens on such Real Property Assets that were granted in favor of Agent pursuant to any Mortgage. Upon receiving any such request, Agent shall execute and deliver to Company such reconveyance documents and/or releases, in recordable form, on the date of incurrence of such Indebtedness; provided that, at the time of Agent's
                     --------
  execution and delivery to Company of such reconveyance documents and/or releases, (i) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, (ii) Agent shall have received evidence satisfactory to it that the granting of the Liens securing such Indebtedness shall be permitted under subsection 7.2A(v), and (iii) Company shall have (a) paid Agent an amount equal to the Net Principal Amount (as defined in subsection 2.4A(iii)(f)) of such Indebtedness for application to the prepayment of the Loans pursuant to subsection 2.4A(iii)(f), or (b) provided Agent with evidence satisfactory to it that irrevocable arrangements, in form and substance satisfactory to Agent, have been made to transfer such Net Principal Amount to Agent.

             C.  At least 30 days prior to the making by Company
  or any of its Subsidiaries of any sale or disposition of assets permitted under clause (iv), (v), (vii), (viii) or (ix) of subsection 7.7 of any assets of Company or any of its Subsidiaries encumbered by any Collateral Document, Company shall, to the extent necessary to make such sale or disposition of assets, request that Agent execute and deliver to Company reconveyance documents and/or releases (including without limitation amendments to the UCC-1 financing statements that have been filed or recorded in connection with such Collateral Document) releasing any Liens on the assets being sold pursuant to such sale or disposition of assets that were granted in favor of Agent pursuant to such Collateral Document. Upon receiving any such request, Agent shall, at Company's expense, execute and deliver to Company such reconveyance documents and/or releases, in recordable form, on the date of such sale or disposition of assets; provided that, at the time of Agent's execution and
          --------
  delivery to Company of such reconveyance documents and/or releases, (i) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby,
  (ii) Agent shall have received evidence satisfactory to it that such sale or disposition of assets shall be permitted under clause (iv), (v), (vii), (viii) or (ix) of subsection 7.7, and
  (iii) Company shall have (a) paid Agent, for application to the prepayment of the Loans pursuant to subsection 2.4A(iii)(a), an amount (the "Required Prepayment Amount") equal to the Net Cash Proceeds of Asset Sale of such sale or disposition of assets that are required to be applied to the prepayment of the Loans pursuant to subsection 2.4A(iii)(a), or (b) provided Agent with evidence satisfactory to it that irrevocable arrangements, in form and substance satisfactory to Agent, have been made to transfer the Required Prepayment Amount to Agent.

  6.10       Assignability of Lease Agreements.
             ---------------------------------

                 Company shall, and shall cause each of its Subsidiaries to, use its best efforts (which shall not be deemed to include, in the good faith judgement of Company, the material modification of any rights or obligations, or the incurrence of any material obligations, under the applicable lease or the expenditure of money in excess of nominal amounts or the payment of monetary consideration other than nominal monetary consideration) in entering into any lease as a lessee (including without limitation any such lease entered into in connection with any Sale and Lease-back), whether such lease is an Operating Lease or a Capital Lease, to obtain lease terms permitting (or not expressly prohibiting) the encumbrancing of the leasehold interest of Company or such Subsidiary, as the case may be, in the property that is the subject of such lease pursuant to an Additional Mortgage and the assignment of such leasehold interest to the successful bidder at a foreclosure or similar sale (and to a subsequent third party assignee by Agent or any Lender to the extent Agent or such Lender is the successful bidder at such sale) in the event of a foreclosure or similar action pursuant to such Additional Mortgage.


  Section 7.     COMPANY'S NEGATIVE COVENANTS

                 Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

  7.1        Indebtedness.
             ------------

                 Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (i) Company may become and remain liable with respect to the Obligations;

                 (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                 (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital
                                        --------

             Leases are permitted under the terms of subsection
             7.9;

                 (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company (other than any Real Estate Subsidiary) may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany
                      --------
             Indebtedness shall be evidenced by promissory notes that are pledged to Agent pursuant to the terms of the Company Pledge Agreement or the applicable Subsidiary Pledge Agreement, as the case may be, (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and
             (c) any payment by any Subsidiary of Company under the Subsidiary Guaranty shall result in a pro tanto
                                                   --- -----
             reduction of the amount of any intercompany
             Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

                 (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;
                          ------------

                 (vi)      Company may become and remain liable
             with respect to the New Subordinated Debt;

                 (vii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness incurred to refinance, in whole or in part, any outstanding Indebtedness of Company or any of its Subsidiaries permitted under subdivisions (v) and (vi) of this subsection 7.1; provided, however, that in
                                     --------  -------
             each case (a) the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness so refinanced and (b) the interest rates, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions (in the event the Indebtedness being refinanced is Subordinated Indebtedness) and other terms of such refinancing Indebtedness are in each case (1) the same as those in the Indebtedness being refinanced or
             (2) otherwise satisfactory to Agent and Requisite Lenders; provided that interest rates that are less
                      --------
             than, maturities that are longer than, and
             amortization schedules that result in a longer average life to maturity than, the comparable provisions of the Indebtedness being refinanced shall be deemed satisfactory to Agent and Requisite Lenders for purposes of this clause (2); and provided further,
                                              -------- -------
             however, that in no event shall any such refinancing
             -------
             Indebtedness which refinances Subordinated
             Indebtedness have any required amortization prior to the earliest scheduled amortization of the Subordinated Indebtedness being refinanced without the consent of Agent and Requisite Lenders;

                 (viii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness secured by Liens permitted under subsection 7.2A(iv);

                 (ix) Company and its Subsidiaries may become and remain liable with respect to Indebtedness secured by Liens permitted under subsection 7.2A(v);

                 (x) Company and its Subsidiaries may become and remain liable with respect to Indebtedness secured by Liens permitted under subsection 7.2A(vi); and

                 (xi) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed
             $30,000,000 at any time outstanding.

  7.2        Liens and Related Matters.
             -------------------------

             A. Prohibition on Liens. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                 (i)  Permitted Encumbrances;

                 (ii)      Liens granted pursuant to the Collateral
  Documents;

                 (iii)     Liens described in Schedule 7.2 annexed
                                              ------------
             hereto;

                 (iv)      (a) Liens on Real Property Assets
             consisting of fee interests in Related Stores (whether fully constructed or under construction) or Liens on Equipment (including rights of vendors under purchase contracts whereby title is retained for the purpose of securing the purchase price thereof), in each case securing the purchase price or cost of construction or improvement thereof or Indebtedness incurred to finance such purchase price or cost of construction or improvement, (b) Liens on Real Property Assets consisting of fee interests in Related Stores, in each case which Liens were in existence at the time of acquisition of such Real Property Assets by Company or any of its Subsidiaries, and (c) Liens on Real Property Assets consisting of fee interests in Related Stores that are owned by any Subsidiaries of Company (other than any Subsidiaries of Company as of the Closing Date), in each case which Liens were in existence at the time such Subsidiaries became Subsidiaries of Company; provided, however, that in
                                      --------  -------
             each case (1) with respect to any such Lien described in clause (a) above, no Event of Default shall have occurred and be continuing at the time of incurrence of such Lien, (2) with respect to any such Lien described in clause (a) above encumbering any Real Property Assets, such Lien was granted and the Indebtedness secured by such Lien was incurred at a time when such Real Property Assets were excluded from the definition of Covered Real Property pursuant to clause (iii)(b) or (iii)(c) of such definition,
             (3) with respect to any such Lien on Equipment, the Indebtedness secured by such Lien was incurred within 180 days after the acquisition thereof, (4) such Lien is limited to such Real Property Assets or Equipment and any fixed improvements thereafter erected thereon,
             (5) with respect to any such Lien described in clause
             (a) above, the Indebtedness secured by such Lien is Non-Recourse Indebtedness, (6) with respect to any such Lien described in clause (b) or (c) above, the Indebtedness secured by such Lien was not incurred in contemplation of the acquisition by Company or any of its Subsidiaries of the applicable Real Property Assets or the transaction pursuant to which the applicable Subsidiary of Company became such a Subsidiary, as the case may be, and (7) the principal amount of the Indebtedness secured by such Lien
             (X) shall not exceed the cost of such property to Company or any of its Subsidiaries and (Y) shall not be less than 60% of the fair market value of such property at the time of incurrence of such Indebtedness (in the case of any such Lien described in clause (a) above), 40% of the fair market value of such property at the time of acquisition of the applicable Real Property Assets (in the case of any such Lien described in clause (b) above), or 40% of the fair market value of such property at the time when the Subsidiary of Company which owns the applicable Real Property Assets became a Subsidiary of Company (in the case of any such Lien described in clause (c) above);

                 (v)  Liens on any Real Property Assets which
             immediately prior to the incurrence of such Liens constitute Covered Real Property, which Liens secure Non-Recourse Indebtedness of Company or any of its Subsidiaries; provided, however, that in each case
                           --------  -------
             (a) such Lien is limited to such Real Property Assets,
             (b) the principal amount of the Indebtedness secured by such Lien shall not be less than 60% of the fair market value of such Real Property Assets at the time of incurrence of such Indebtedness, and (c) the Net Principal Amount (as defined in subsection 2.4A(iii)(f)) of the Indebtedness secured by such Lien shall be applied to prepay the Loans in accordance with subsection 2.4A(iii)(f);

                 (vi) Liens securing Non-Recourse Indebtedness of Company or any of its Subsidiaries incurred to refinance, in whole or in part, any outstanding Indebtedness of Company or such Subsidiary that is secured by Liens on Real Property Assets permitted under subdivision (iv) or (v) of this subsection 7.2A; provided, however, that in each case (a) the Liens
             --------  -------
             securing such refinancing Indebtedness are limited to the Real Property Assets that were subject to the Liens securing the Indebtedness so refinanced and
             (b) the principal amount of such refinancing
             Indebtedness shall not be less than 60% of the fair market value of such Real Property Assets as of the date of such refinancing;

                 (vii) Liens securing Indebtedness of Company or any of its Subsidiaries incurred to refinance any outstanding Indebtedness of Company or such Subsidiary that is secured by Liens on Real Property Assets permitted under subdivision (iii) of this subsection 7.2; provided, however, that in each case (a) such
                  --------  -------
             refinancing Indebtedness is permitted under subsection 7.1(vii), (b) the Liens securing such refinancing Indebtedness are limited to the Real Property Assets that were subject to the Liens securing the Indebtedness so refinanced, (c) the Indebtedness secured by such Lien is Non-Recourse Indebtedness to the extent that the Indebtedness so refinanced was Non-Recourse Indebtedness, and (d) the principal amount of such refinancing Indebtedness shall not be
             (1) less than 60% of the fair market value of such Real Property Assets as of the date of such refinancing or (2) if such refinancing Indebtedness is not Non-Recourse Indebtedness, greater than 80% of the fair market value of such Real Property Assets as of the date of such refinancing; and

                 (viii)    Other Liens securing Indebtedness or
             other obligations in an aggregate amount not exceeding $10,000,000 at any time outstanding.

             B.  Equitable Lien in Favor of Lenders.  If Company
  or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall
  --------
  not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

             C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement (other than the New Subordinated Debt Indentures and any replacement indenture entered into in connection with any refinancing of any of the New Subordinated Debt permitted under subsection 7.1(vii)) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

             D. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

  7.3        Investments; Joint Ventures.
             ---------------------------

                 Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                 (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                 (ii)      Company and its Subsidiaries may make
             intercompany loans to the extent permitted under subsection 7.1(iv);

                 (iii) Company may continue to own its existing Investments in its Subsidiaries as of the Closing Date and may make and own Investments in Persons that, as a result of such Investments, become additional wholly-owned Subsidiaries of Company; provided, however, that
                                            --------  -------
             no such additional wholly-owned Subsidiary shall directly or indirectly (a) create, incur, assume or guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (other than Indebtedness secured by Liens permitted under clause (c) of subsection 7.2(iv)), (b) create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind of such additional wholly-owned Subsidiary (other than Permitted Encumbrances and Liens granted pursuant to the Collateral Documents or permitted under clause (c) of subsection 7.2(iv)), or (c) create or become or remain liable with respect to any Contingent Obligation (other than Contingent Obligations under the Subsidiary Guaranty);

                 (iv)      Company and its Subsidiaries may
             continue to own the Investments owned by them and
             described in Schedule 7.3 annexed hereto;
                          ------------

                 (v) Company and its Subsidiaries may make loans and advances to employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $1,000,000;

                 (vi) Company and its Subsidiaries may make and own Investments in an aggregate amount not to exceed at any time outstanding $10,000,000 consisting of any deferred portion of the sales price received by Company or any of its Subsidiaries in connection with any Asset Sale permitted under subsection 7.7(iv);

                 (vii) Company or any of its Subsidiaries may make and own Investments in respect of Securities of another Person received by Company or such Subsidiary in connection with a plan of reorganization of such Person or a readjustment of its debts; and

                 (viii)    Company and its Subsidiaries may make
             and own other Investments in an aggregate amount not to exceed at any time outstanding $30,000,000.

  7.4        Contingent Obligations.
             ----------------------

                 Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                 (i) Company may become and remain liable with respect to Contingent Obligations in respect of
             (a) Letters of Credit, (b) letters of credit issued under the Existing Credit Agreement and outstanding on the Closing Date and described in Part I of Schedule
                                                         --------

             7.4 annexed hereto (but not any extensions or renewals
             ---
             thereof), (c) other Commercial Letters of Credit in an aggregate amount not to exceed at any time $10,000,000, and (d) other Standby Letters of Credit in an aggregate amount not to exceed at any time $25,000,000;

                 (ii)      Subsidiaries of Company may become and
             remain liable with respect to Contingent Obligations under the Subsidiary Guaranty;

                 (iii) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements; provided that Company shall not enter
                              --------
             into any Interest Rate Agreement pursuant to which Company would assume any floating interest rate exposure if the ratio of (a) the aggregate principal amount of that portion of Consolidated Total Debt for which Company has floating interest rate exposure (after giving effect to such Interest Rate Agreement and all Interest Rate Agreements then in effect) to
             (b) the aggregate principal amount of Consolidated Total Debt exceeds 0.50:1.00;

                 (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets so long as such indemnification and purchase price adjustment obligations are customary in light of the type of Asset Sales or other sales of assets in connection with which they were incurred;

                 (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $10,000,000;

                 (vi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness or other obligation (other than any Non-Recourse Indebtedness) of Company or any of its Subsidiaries not prohibited by the Loan Documents;

                 (vii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees of trade credit extended to Plainbridge, Chefmark or Pauls Trucking Corp. in the ordinary course of business for the purchase of goods by Plainbridge, Chefmark or Pauls Trucking

             Corp., as the case may be, for or on behalf of Company;

                 (viii) Company or any of its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of leasehold interests assigned by Company or such Subsidiary on or after the Closing Date to any Person other than Company or any of its Subsidiaries;

                 (ix)      Company and its Subsidiaries, as
             applicable, may remain liable with respect to
             Contingent Obligations described in Part II of
             Schedule 7.4 annexed hereto; and
             ------------

                 (x) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate
                          --------
             liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such other Contingent Obligations permitted by this clause (x) shall at no time exceed $10,000,000.

  7.5        Restricted Junior Payments.
             --------------------------

                 Company shall not, and shall not permit any of
  its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that Company may (i) make regularly scheduled payments
  --------
  of principal and interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.14A; (ii) so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, make payments to Holdings in satisfaction of a corresponding portion of Company's obligations under the Holdings Intercompany Note related to the Holdings Subordinated Notes at such times, in such amounts and to such extent (and only at such times, in such amounts and to such extent) necessary to allow Holdings to make regularly scheduled payments of principal and interest in respect of any Holdings Subordinated Notes not tendered pursuant to the Subordinated Note Exchange Offer in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture pursuant to which the Holdings Subordinated Notes were issued, as such indenture is in effect as of the Closing Date, as amended by the Supplemental Holdings Subordinated Note Indenture;
  (iii) so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, make payments in an aggregate principal amount not exceeding $1,800,000 to Holdings in satisfaction of a corresponding portion of Company's obligations under the Holdings Intercompany Note related to the

  Holdings Discount Debentures at such times, in such amounts and to such extent (and only at such times, in such amounts and to such extent) necessary to allow Holdings to make required payments of principal and interest in respect of any Holdings Discount Debentures in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture pursuant to which the Holdings Discount Debentures were issued, as such indenture is in effect as of the Closing Date; and (iv) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, make payments to PTKH with any Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including without limitation reasonable legal fees and expenses) from the issuance after the Closing Date of any equity Securities of Company to the extent any such net Cash proceeds are not required to be applied to prepay the Loans pursuant to subsection 2.4(A)(iii)(c) to allow PTKH to purchase or redeem for cash, or defease in a manner satisfactory to Agent, all or any portion of the PTKH Bonds together with accrued interest thereon and the applicable prepayment premium required to be paid under the PTKH Bond Indenture, as such indenture is in effect as of the Closing Date.

  7.6        Financial Covenants.
             -------------------

             A. Minimum Interest Coverage Ratio. Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA to
  (ii) Consolidated Interest Expense for any four-fiscal quarter period ending as of the last day of any fiscal quarter of Company ending as of the dates set forth below (or, in the case of the fiscal quarter of Company ending on January 29, 1994, April 30, 1994 or July 30, 1994, for the one-, two- or three-fiscal quarter period, respectively, ending as of such date) to be less than the correlative ratio indicated:

                                                   Minimum
                Fiscal Quarter Ending       Interest Coverage Ratio
             ---------------------------    -----------------------

                 January 29, 1994
  1.65:1.00

                 April 30, 1994
  1.65:1.00
                 July 30, 1994
  1.70:1.00
                 October 29, 1994
  1.75:1.00
                 January 28, 1995
  1.80:1.00

                 April 29, 1995
  1.85:1.00

                 July 29, 1995                                 1.90:1.00
                 October 28, 1995
  1.95:1.00
                 February 3, 1996
  2.00:1.00

                 May 4, 1996
  2.00:1.00
                 August 3, 1996
  2.00:1.00
                 November 2, 1996
  2.00:1.00
                 February 1, 1997
  2.00:1.00

                 May 3, 1997
  2.00:1.00
                 August 2, 1997
  2.00:1.00
                 November 4, 1997
  2.05:1.00
                 January 31, 1998
  2.05:1.00

                 May 2, 1998
  2.05:1.00
                 August 1, 1998
  2.05:1.00
                 October 31, 1998
  2.10:1.00
                 January 30, 1999
  2.15:1.00

                 May 1, 1999
  2.15:1.00
                 July 31, 1999
  2.15:1.00
                 October 30, 1999
                   and thereafter
  2.20:1.00


             B. Maximum Leverage Ratio. Company shall not permit the ratio of (i) Consolidated Total Debt as of the last day of any fiscal quarter of Company ending as of the dates set forth below to (ii) Consolidated Adjusted EBITDA for the four-fiscal quarter period ending as of the last day of such fiscal quarter of Company to exceed the correlative ratio indicated:

               Fiscal Quarter Ending       Maximum Leverage Ratio
             -------------------------   --------------------------

                      January 29, 1994
  6.40:1.00

                      April 30, 1994
  6.40:1.00
                      July 30, 1994
  5.90:1.00
                      October 29, 1994
  5.85:1.00
                      January 28, 1995
  5.65:1.00

                      April 29, 1995
  5.50:1.00
                      July 29, 1995
  5.30:1.00
                      October 28, 1995
  5.15:1.00
                      February 3, 1996
  5.00:1.00

                      May 4, 1996
  5.00:1.00
                      August 3, 1996
  4.95:1.00
                      November 2, 1996
  4.90:1.00
                      February 1, 1997
  4.80:1:00

                      May 3, 1997
  4.75:1.00
                      August 2, 1997
  4.70:1.00
                      November 4, 1997
  4.65:1.00
                      January 31, 1998
  4.60:1.00

                      May 2, 1998
  4.55:1.00
                      August 1, 1998
  4.50:1.00
                      October 31, 1998
  4.45:1.00
                      January 30, 1999
  4.35:1.00

                      May 1, 1999
  4.25:1.00
                      July 31, 1999
  4.20:1.00
                      October 30, 1999
                         and thereafter
  3.85:1.00

             C. Minimum Consolidated Adjusted EBITDA. Company shall not permit Consolidated Adjusted EBITDA for any four-fiscal quarter period ending as of the last day of any fiscal quarter of Company ending as of the dates set forth below (or, in the case of the fiscal quarter of Company ending on January 29, 1994, April 30, 1994 or July 30, 1994, for the one-, two- or three-fiscal quarter period, respectively, ending as of such date) to be less than the correlative amount indicated:

                                               Minimum Consolidated
                 Fiscal Quarter Ending           Adjusted EBITDA
             ----------------------------    ----------------------

                      January 29, 1994
  $ 68,700,000

                      April 30, 1994
  $122,000,000
                      July 30, 1994
  $188,200,000
                      October 29, 1994
  $261,600,000
                      January 28, 1995
  $270,000,000

                      April 29, 1995
  $276,500,000
                      July 29, 1995
  $284,500,000
                      October 28, 1995
  $291,800,000
                      February 3, 1996
  $300,000,000

                      May 4, 1996
  $300,000,000
                      August 3, 1996
  $300,300,000
                      November 2, 1996
  $303,700,000
                      February 1, 1997
  $307,800,000

                      May 3, 1997
  $307,800,000
                      August 2, 1997
  $309,500,000
                      November 4, 1997
  $312,200,000
                      January 31, 1998
  $312,200,000

                      May 2, 1998
  $312,200,000
                      August 1, 1998
  $313,300,000

                      October 31, 1998                         $316,100,000
                      January 30, 1999
  $319,400,000

                      May 1, 1999
  $321,900,000
                      July 31, 1999
  $325,100,000
                      October 30, 1999
                        and thereafter
  $327,900,000


  7.7        Restriction on Fundamental Changes; Asset Sales.
             -----------------------------------------------

             Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, except:

                 (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any substantial part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company (other than any Real Estate Subsidiary); provided that, in the case of such a
                          --------
             merger, Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation;

                 (ii)      Company and its Subsidiaries may make
             Consolidated Capital Expenditures permitted under subsection 7.8;

                 (iii)     Company and its Subsidiaries may sell
             inventory in the ordinary course of business;

                 (iv) Company and its Subsidiaries may make Asset Sales; provided that the aggregate assets sold
                          --------
             pursuant to Asset Sales in any Fiscal Year shall not have accounted for more than 20% of the consolidated revenues of Company and its Subsidiaries for the immediately preceding Fiscal Year as shown on the consolidated financial statements of Company and its Subsidiaries for such immediately preceding Fiscal Year; provided further that (a) the consideration
                   -------- -------
             received for the related assets (other than (1) the related assets to be sold pursuant to the Asset Sale (the "Western Pennsylvania Stores Asset Sale") by Company of the Real Property Assets designated on

             Schedule 7.7 annexed hereto and any personal property
             ------------
             of Company located on and used in connection with such Real Property Assets and (2) the related assets taken pursuant to any taking of assets described in clause
             (iii) of the definition of the term "Asset Sale") shall be in an amount at least equal to (y) the fair market value thereof (taking into account any restrictions on the use of such related assets which Company or any such Subsidiary may require in connection with the Asset Sale in question) or (z) a lower amount if the Board of Directors of Company or such Subsidiary, as the case may be, shall determine that the sale of such related assets for such lower amount is desirable in order to minimize losses being incurred by Company or such Subsidiary, as the case may be, with respect to such related assets and that such sale for such lower amount is in the best interest of Company or such Subsidiary, as the case may be; (b) at least 75% of the consideration received (excluding any consideration received in the form of the assumption of liability under any lease pertaining to such related assets by the purchaser thereof) for the related assets (other than (1) the related assets sold pursuant to the Western Pennsylvania Stores Asset Sale and (2) the related assets taken pursuant to any taking of assets described in clause (iii) of the definition of the term "Asset Sale") shall be cash; and (c) the Net Cash Proceeds of Asset Sale of such Asset Sales shall be applied in the manner and to the extent required by subsection 2.4A(iii)(a);

                 (v) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property disposed of in the ordinary course of business;

                 (vi)      Company and its Subsidiaries may, as
             lessor or sub-lessor, lease or sub-lease any Real
             Property Assets in the ordinary course of business;

                 (vii)     Company and its Subsidiaries may make
             asset sales described in clause (i)(b)(2) of the definition of the term "Asset Sale";

                 (viii)    Company and its Subsidiaries may
             transfer their respective assets pursuant to any taking of assets described in clause (iii) of the term "Asset Sale" to the extent that the aggregate net cash proceeds received by Company and its Subsidiaries in connection with such taking and all other takings related to such taking are equal to or less than $100,000; and

                 (ix)      Company or any Subsidiary of Company
             may, in the ordinary course of business, terminate any lease to which it is a party as lessee.

  7.8        Consolidated Capital Expenditures.
             ---------------------------------

                 Company shall not, and shall not permit its
  Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital
               --------
  Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any (but in no event more than $20,000,000), of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year:

                                                Maximum
  Consolidated
                       Fiscal Year
             ----------------------------------
  Capital Expenditures Amount
  ---------------------------

                          1993                       $115,000,000
                          1994                       $120,000,000
                          1995                       $120,000,000
                          1996                       $120,000,000
                          1997 and thereafter        $125,000,000

  7.9        Restriction on Leases.
             ---------------------

             Company shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Company and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year shall not exceed the corresponding amount set forth below opposite such Fiscal Year:

                                              Maximum Consolidated
                       Fiscal Year
             ----------------------------------              ----
  Rental Payments
  -------------------

                          1993                       $ 67,252,000
                          1994                       $ 79,659,000
                          1995                       $ 89,836,000
                          1996                       $100,075,000
                          1997                       $111,376,000
                          1998                       $116,034,000
                          1999 and thereafter        $121,118,000


  7.10       Sale or Discount of Receivables.
             -------------------------------

             Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

  7.11       Transactions with Shareholders and Affiliates.
             ---------------------------------------------

             Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction
                         --------
  shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries (other than any transaction entered into on or after the Closing Date by and between Company or any of its wholly-owned Subsidiaries (other than a Real Estate Subsidiary) and any Real Estate Subsidiary to the extent that the terms thereof are more favorable to such Real Estate Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Company), (ii) transactions entered into or existing pursuant to and in accordance with the Spin-Off Agreements, or
  (iii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries.

  7.12       Disposal of Subsidiary Stock.
             ----------------------------

             Except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(iv) and except pursuant to the Collateral Documents, Company shall not:

                 (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

                 (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

  7.13       Conduct of Business.
             -------------------

             From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

  7.14       Amendments of Certain Documents; Designation of
             -----------------------------------------------
             Specified Senior Indebtedness.
             -----------------------------

             A. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness or any Indebtedness of Company or any of its Subsidiaries permitted to be incurred under subsection 7.1(vii) ("Specified Refinancing Indebtedness"), or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness or such Specified Refinancing Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or to increase any grace period with respect thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness or such Specified Refinancing Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

             B. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any of the Spin-Off Agreements in any material respect or waive any of its material rights thereunder without the prior written consent of the Requisite Lenders.

             C. Company shall not amend or otherwise change the terms of any of the Holdings Intercompany Notes without the prior written consent of Requisite Lenders.

             D. Company shall not designate any Indebtedness as "Specified Senior Indebtedness" (as defined in any of the New Subordinated Debt Indentures) for purposes of any of the New Subordinated Debt Indentures without the prior written consent of Requisite Lenders.

  7.15       Fiscal Year.
             -----------

                 Company shall not change its Fiscal Year-end from the Saturday closest to January 31.


  Section 8.     EVENTS OF DEFAULT

                 If any of the following conditions or events
  ("Events of Default") shall occur:

  8.1        Failure to Make Payments When Due.
             ---------------------------------

                 Failure to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

  8.2        Default in Other Agreements.
             ---------------------------

                 (i)  Failure of Company or any of its
  Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $5,000,000 or more or any items of Indebtedness with an aggregate principal amount of $10,000,000 or more or (b) any Contingent Obligation in an individual principal amount of $5,000,000 or more or any Contingent Obligations with an aggregate principal amount of $10,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $5,000,000 or more or any items of Indebtedness with an aggregate principal amount of $10,000,000 or more or any Contingent Obligation in an individual principal amount of $5,000,000 or more or any Contingent Obligations with an aggregate principal amount of $10,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, in each case after the end of any grace period provided therefor; or


  8.3        Breach of Certain Covenants.
             ---------------------------

                 Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement or any other material term of any Loan Document (other than this Agreement); or

  8.4        Breach of Warranty.
             ------------------

                 Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

  8.5        Other Defaults Under Loan Documents.
             -----------------------------------

                 Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after receipt by Company of notice from Agent or any Lender of such default; or

  8.6        Involuntary Bankruptcy; Appointment of Receiver, etc.
             -----------------------------------------------------

                 (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

  8.7        Voluntary Bankruptcy; Appointment of Receiver, etc.
             ---------------------------------------------------

                 (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any general assign-ment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

  8.8        Judgments and Attachments.
             -------------------------

                 Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $10,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

  8.9        Dissolution.
             -----------

                 Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

  8.10       Employee Benefit Plans.
             ----------------------

                 There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company or any of its ERISA Affiliates in excess of $10,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $10,000,000; or

  8.11       Change in Control.
             -----------------

                 (i) At any time that SMG-II has beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act ("Beneficial Ownership")), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 20% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency, any Person or any two or more Persons acting in concert (other than Merrill Lynch Capital Partners, Inc. ("MLCP") or any of its Affiliates or Equitable or any of its Affiliates) shall have or shall have acquired Beneficial Ownership, directly or indirectly, of Securities of

  SMG-II (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of SMG-II entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; (ii) at any time that Holdings has Beneficial Ownership, directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 20% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency, any Person or any two or more Persons acting in concert (other than MLCP or any of its Affiliates, Equitable or any of its Affiliates, or SMG-II) shall have or shall have acquired Beneficial Ownership, directly or indirectly, of Securities of Holdings (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of Holdings entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency;
  (iii) at any time that PTKH has Beneficial Ownership, directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 20% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency, any Person or any two or more Persons acting in concert (other than MLCP or any of its Affiliates, Equitable or any of its Affiliates, SMG-II or Holdings) shall have or shall have acquired Beneficial Ownership, directly or indirectly, of Securities of PTKH (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of PTKH entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; (iv) any Person or any two or more Persons acting in concert (other than MLCP or any of its Affiliates or Equitable or any of its Affiliates (including SMG-II, Holdings or PTKH, in each case so long as such Person is an Affiliate of MLCP or Equitable)) shall have acquired Beneficial Ownership, directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 25% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; or (v) a "Change in Control" (as defined in the Supplemental Holdings Subordinated Note Indenture, the Supplemental Holdings Subordinated Debenture Indenture or any of the New Subordinated Debt Indentures) shall occur; or

  8.12       Invalidity of Subsidiary Guaranty.
             ---------------------------------

                 Upon execution and delivery thereof, the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party denies in writing that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party; or

  8.13       Failure of Security.
             -------------------

                 Upon execution and delivery thereof, any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by any Loan Party, or the Agent shall not have or shall cease to have a valid and perfected first priority security interest (subject to Permitted Encumbrances) in any Collateral purported to be covered thereby having a fair market value individually or in the aggregate exceeding $1,000,000, in each case for any reason other than the failure of Agent or any Lender to take any action within its control; or

  8.14       Failure to Consummate Restructuring.
             -----------------------------------

                 The Restructuring shall not be consummated in accordance with this Agreement concurrently with the making of the initial Loans or the Restructuring shall be unwound, reversed or otherwise rescinded in whole or in part for any reason; or

  8.15       Termination or Breach of Logistical Services
             --------------------------------------------
  Agreement.
  ---------

                 The Spin-Off Agreement described in clause (v) of the definition thereof shall terminate as a result of any reason whatsoever or Plainbridge shall fail to perform its obligations under such Spin-Off Agreement and such failure would reasonably be expected to have a Material Adverse Effect, and, in either case, Company shall not have made arrangements satisfactory to Requisite Lenders for obtaining any services that are required to be provided by Plainbridge to Company under such Spin-Off Agreement that are not being so provided as a result of such termination or failure to perform; or

  8.16       Incurrence of Tax Liability Relating to Spin-Off.
             ------------------------------------------------

                 Company shall incur any liability for any Tax for which Plainbridge has agreed to indemnify Company pursuant to the Spin-Off Agreement described in clause (iii) of the definition of the term "Spin-Off Agreements" and the incurrence of such liability would reasonably be expected to have a Material Adverse Effect; or

  8.17       Amendments of Certain Documents Relating to PTKH
             ------------------------------------------------
  Bonds.
  -----

                 The terms of the PTKH Bond Indenture, the PTKH Bonds or the Redemption Agreement shall be amended or changed, or any payment consistent with an amendment thereof or change thereto shall be made, and (i) the effect of such amendment or change is to increase the interest rate on the PTKH Bonds, change (to earlier dates) any dates upon which payments of principal or interest, or any cash payments of interest, are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or to increase any grace period with respect thereto), change the redemption, prepayment or defeasance provisions thereof, or change any collateral therefor (other than to release such collateral), or (ii) the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of the PTKH Bonds (or a trustee or other representative on their behalf) which would be adverse to Holdings, PTKH, Company or Lenders:

  THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and
  (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any
             --------
  way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to repay Swing Line Loans or purchase participations therein as provided in subsection 2.1A(iv).

                 Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

  Section 9.     AGENT AND COLLATERAL CO-AGENTS

  9.1        Appointment.
             -----------

                 Bankers is hereby appointed Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

                 It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Agent appoint an additional individual or institution (including without limitation Bankers Trust Company New Jersey Limited) as a separate trustee, co-trustee, separate collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Collateral Co-Agent" and collectively as "Collateral Co-Agents").

                 In the event that Agent appoints a Collateral Co-Agent with respect to any Collateral, each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Agent with respect to such Collateral shall be exercisable by and vest in such Collateral Co-Agent to the extent, and only to the extent, necessary to enable such Collateral Co-Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Collateral Co-Agent shall run to and be enforceable by either of such Collateral Co-Agent and Agent.

                 Should any instrument in writing from Company be required by any Collateral Co-Agent so appointed by Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, any and all such instruments in writing shall, promptly upon request by Agent, be executed, acknowledged and delivered by Company. In case any

  Collateral Co-Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Collateral Co-Agent, to the extent permitted by law, shall vest in and be exercised by Agent until the appointment of a new Collateral Co-Agent.

  9.2        Powers; General Immunity.
             ------------------------

             A. Duties Specified. Each Lender irrevocably authorizes Agent and each Collateral Co-Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to Agent and such Collateral Co-Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Agent and each Collateral Co-Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and they may perform such duties by or through their respective agents or employees. Neither Agent nor any Collateral Co-Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent or any Collateral Co-Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

             B. No Responsibility for Certain Matters. Neither Agent nor any Collateral Co-Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent or any Collateral Co-Agent to Lenders or by or on behalf of Company to Agent or any Collateral Co-Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Agent or any Collateral Co-Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary not-withstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

             C. Exculpatory Provisions. Neither Agent nor any Collateral Co-Agent nor any of their respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent or such Collateral Co-Agent hereunder or under any of the other Loan Documents or in connection herewith or therewith except to the extent caused by Agent's or such Collateral Co-Agent's gross negligence or willful misconduct. If Agent or any Collateral Co-Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Agent or such Collateral Co-Agent shall be entitled to refrain from such act or taking such action unless and until Agent or such Collateral Co-Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) each of Agent and Collateral Co-Agents shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent or any Collateral Co-Agent as a result of Agent or such Collateral Co-Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Each of Agent and Collateral Co-Agents shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

             D. Agent and Collateral Co-Agents Entitled to Act as Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent or, if any Collateral Co-Agent is or becomes a Lender, such Collateral Co-Agent, in its individual capacity as a Lender hereunder. With respect to its par-ticipation in the Loans and the Letters of Credit, Agent and, if any Collateral Co-Agent is or becomes a Lender, such Collateral Co-Agent, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent and, if any Collateral Co-Agent is or becomes a Lender, such Collateral Co-Agent, in its individual capacity. Agent and, if any Collateral Co-Agent is or becomes a Lender, such Collateral Co-Agent, and their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

  9.3        Representations and Warranties; No Responsibility For
             -----------------------------------------------------
             Appraisal of Creditworthiness.
             -----------------------------

                 Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company. Neither Agent nor any Collateral Co-Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and neither Agent nor any Collateral Co-Agent shall have any responsibility with respect to the accuracy of or the complete-ness of any information provided to Lenders.

  9.4        Right to Indemnity.
             ------------------

                 Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent and each Collateral Co-Agent, to the extent that Agent and such Collateral Co-Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or such Collateral Co-Agent in performing its duties hereunder or under the other Loan Documents or otherwise in their respective capacities as Agent and Collateral Co-Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be
                               --------
  liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's or such Collateral Co-Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent or any Collateral Co-Agent for any purpose shall, in the opinion of Agent or such Collateral Co-Agent, be insufficient or become impaired, Agent or such Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

  9.5        Payee of Note Treated as Owner.
             ------------------------------

                 Agent and Collateral Co-Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

  9.6        Successor Agent, Collateral Co-Agent and Swing Line
             ---------------------------------------------------
  Lender.
  ------

                 A. Successor Agent and Collateral Co-Agent. Agent or any Collateral Co-Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Agent or any Collateral Co-Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Agent or such Collateral Co-Agent, as the case may be, and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent or Collateral Co-Agent, as the case may be. Upon the acceptance of any appointment as Agent or Collateral Co-Agent hereunder by a successor Agent or Collateral Co-Agent, that successor Agent or Collateral Co-Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent or Collateral Co-Agent and the retiring or removed Agent or Collateral Co-Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's or Collateral Co-Agent's resignation or removal hereunder as Agent or Collateral Co-Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Collateral Co-Agent under this Agreement.

                 B.   Successor Swing Line Lender.  Any
  resignation or removal of Agent pursuant to subsection 9.6A shall also constitute the resignation or removal of Bankers or its successor as Swing Line Lender, and any successor Agent appointed pursuant to subsection 9.6A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Agent and Swing Line Lender substantially in the form of Exhibit VI annexed hereto, in the principal amount of the
          ----------
  Swing Line Loan Commitment then in effect and with other appropriate insertions.

  9.7        Collateral Documents.
             --------------------

                 Each Lender hereby further authorizes Agent and each Collateral Co-Agent to enter into the Collateral Documents as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of the Collateral Documents; provided that neither Agent nor any Collateral Co-Agent shall
  --------
  enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Collateral Documents without the prior consent of Requisite Lenders. Each Lender agrees that no Lender shall have any right individually to realize upon the Subsidiary Guaranty or any of the Collateral under the Collateral Documents, it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by Agent and Collateral Co-Agents for the benefit of Lenders and the other beneficially interested parties under the Collateral Documents and the other Loan Documents in accordance with the terms thereof.


  Section 10.    MISCELLANEOUS

  10.1       Assignments and Participations in Loans and Letters of
             ------------------------------------------------------
             Credit.
             ------

             A. General. Each Lender shall have the right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of any Loan or Loans made by it or its Commitments or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided
                                                          --------
  that no such assignment or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such assignment or participation of the Loans, the Letters of Credit or participations therein or the other Obligations under the securities laws of any state. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of the Loans, the Commitments, the Letters of Credit or participations therein or the other Obligations owed to such Lender.

             B.  Assignments.

                 (i)  Amounts and Terms of Assignments.  Each
                      --------------------------------
             Loan, Commitment, Letter of Credit or participation
             therein or other Obligation may (a) be assigned in any amount (of a constant and not a varying percentage) to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agent and, in the case of an assignment to an Affiliate of the assigning Lender where the assigning Lender can reasonably foresee that such assignment would result in a requirement on the part of Company to pay any greater amount pursuant to subsection 2.6D or 2.7 than Company would have been required to pay to the assigning Lender in respect of the amount of the assignment effected by such assigning Lender to such Affiliate had no such assignment occurred, with the consent of Company to such assignment (which consent shall not be unreasonably withheld), or (b) be assigned in an amount (of a constant and not a varying percentage) of not less than $10,000,000 (or such lesser amount as shall constitute the aggregate amount of all Loans, Commitments, Letters of Credit and participations therein and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Agent (which consent of Company and Agent shall not be unreasonably withheld). To the extent of any such assignment in accordance with either clause
             (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Loans, Commitments, Letters of Credit or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance, one or more Assignment and Acceptances (depending on whether such assignment includes one or more of the assigning Lender's Term A Loan, Term B Loan and/or Revolving Loan Commitment and Revolving Loans) in substantially the form of Exhibit XI, annexed hereto,
                                       ----------
             together with (1) a processing fee of $1,500 in the case of an assignment to another Lender or (2) a processing fee of $2,500 in the case of an assignment to any other Eligible Assignee and such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Acceptances may be required to deliver to Agent pursuant to subsection 2.7B(iii). Upon such execution, delivery and acceptance, from and after the effective date of the assignments and assumptions contemplated by such Assignment and Acceptances, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptances, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptances, relinquish its rights and be released from its obligations under this Agreement (and, in the case of one or more Assignment and Acceptances covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, new Notes shall, upon surrender of the assigning Lender's Notes, be issued to the assignee and to the assigning Lender pursuant to subsection 2.1D as necessary to reflect the new Commitments of the assignee and the assigning Lender.

                 (ii)      Acceptance by Agent.  Upon its receipt
                           -------------------
             of one or more Assignment and Acceptances executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii), Agent shall, if such Assignment and Acceptances have been completed and are in substantially the form of
             Exhibit XI, annexed hereto, and if Company and Agent
             ----------
             have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept each such Assignment and Acceptance by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), and (b) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it as provided in this subsection 10.1B(ii).

             C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

             D. Assignments to Federal Reserve Bank. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge.

             E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants); provided, however, that prior to being furnished with any such
  --------  -------
  information which is non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company, the assignee or participant or prospective assignee or participant shall agree to preserve the confidentiality of such information in accordance with subsection 10.19.

  10.2       Expenses.
             --------

                 Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly
  (i) all the actual and reasonable costs and expenses of prepara-tion of the Loan Documents; (ii) all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements;
  (iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Company or any of its Subsidiaries; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Agent on behalf of Lenders pursuant to any Loan Document, including filing and recording fees and expenses, title insurance, fees and expenses of counsel for providing such opinions as Agent or Requisite Lenders may reasonably request and fees and expenses of legal counsel to Agent; (v) all the actual costs and reasonable expenses of obtaining and reviewing any appraisals provided for under subsection 4.1J or 6.9 and any environmental audits or reports provided for under subsection 4.1K or 6.9; (vi) the reasonable fees, expenses and disbursements of any accountants retained by Agent in connection with the review and analysis prior to the Closing Date of any financial statements of Company and its Subsidiaries or any other reports furnished to Agent by or on behalf of Company or any of its Subsidiaries pursuant to or for use in connection with this Agreement; (vii) all other actual and reasonable costs and expenses incurred by Agent in connection with the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Company or any of its Subsidiaries hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

  10.3       Indemnity.
             ---------

                 In addition to the payment of expenses pursuant
  to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Agent, Collateral Co-Agents and Lenders, and the officers, directors, employees, agents and affiliates of Agent, Collateral Co-Agents and Lenders (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental
  Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or any other Restructuring Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to Company with respect thereto (collectively called the "Indemnified Liabilities"); provided
                                                       --------
  that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction; and provided, further that in connection with investigating,
  --------  -------
  preparing to defend, or defending against any Indemnified Liability of, to or against more than one Indemnitee, such investigation, preparation or defense shall be conducted by the same legal counsel on behalf of all such Indemnitees except to the extent that one or more of such Indemnitees determines in good faith that there is a conflict of interests between such Indemnitee or Indemnitees and some or all of the remaining Indemnitees. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

  10.4       Set Off; Security Interest in Deposit Accounts.
             ----------------------------------------------

                 In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Notes, the Letters of Credit and participations therein, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to Agent and each Lender a security interest in all deposits and accounts maintained with Agent or such Lender as security for the Obligations.

  10.5       Ratable Sharing.
             ---------------

                 Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater
  --------
  payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the partic-ipation held by that holder.

  10.6       Amendments and Waivers.
             ----------------------

                 No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any amendment, modification, termination or waiver
  --------
  which: postpones any scheduled payment date (other than any scheduled final maturity date) of the Loans; reduces the amount of any scheduled payment (other than the final payment at maturity) of the Loans; or postpones the date or reduces the aggregate amount of any mandatory prepayment of the Loans shall be effective only if evidenced by a writing signed by or on behalf of Supermajority Lenders; provided further that any
                                   -------- -------
  amendment, modification, termination or waiver which: increases the amount of the Commitments or reduces the principal amount of the Loans; changes each Lender's Pro Rata Share; changes the definition of "Requisite Lenders" or the definition of "Supermarjority Lenders"; changes in any manner any provision of the Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity dates of the Loans or the dates on which interest or any fees are payable (other than any waiver of the requirement that any Eurodollar Rate Loan may not be voluntarily prepaid prior to the expiration of the Interest Period applicable thereto); decreases the interest rates borne by the Loans or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods; reduces the amount or postpones the due date of any amount payable in respect of, or postpones the required expiration date of, any Letters of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases the Liens granted in favor of Agent with respect to all or substantially all of the Collateral other than in accordance with the terms of the Loan Documents; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termi-nation or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent, (iv) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iv) or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, and (v) no amendment, modification, termination or waiver of any provision of subsection 2.1E or subsection 2.4 which has the effect of postponing or reducing the aggregate scheduled payments, voluntary or mandatory prepayments or Commitment reductions applicable to any Class (an "Affected Class") in a manner that is proportionately greater than the corresponding postponement or reduction applicable to any other Class shall be effective without the written concurrence of the Requisite Class Lenders of such Affected Class. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes and, if signed by Company, on Company.

  10.7       Independence of Covenants.
             -------------------------

                 All covenants hereunder shall be given
  independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

  10.8       Notices.
             -------

                 Unless otherwise specifically provided herein,
  any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided
                                                          --------
  that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

  10.9       Survival of Representations, Warranties and
             -------------------------------------------
  Agreements.
  ----------

             A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

             B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2 and 10.3 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

  10.10      Failure or Indulgence Not Waiver; Remedies Cumulative.
             -----------------------------------------------------

                 No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any Note or Letter of Credit shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement, the Notes, the Letters of Credit and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

  10.11      Marshalling; Payments Set Aside.
             -------------------------------

                 Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

  10.12      Severability.
             ------------

                 In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

  10.13      Obligations Several; Independent Nature of Lenders'
             ---------------------------------------------------
  Rights.
  ------

                 The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commit-ments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

  10.14      Headings.
             --------

                 Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

  10.15      Applicable Law.
             --------------

                 THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED
  BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE
  LAWS OF THE STATE OF NEW YORK.

  10.16      Successors and Assigns.
             ----------------------

                 This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

  10.17      Consent to Jurisdiction and Service of Process.
             ----------------------------------------------

                 ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE CITY AND STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Company hereby agrees that service of all process in any such proceedings in any such court may be made by registered or certified mail, return receipt requested, to Company at its address provided in subsection 10.8, such service being hereby acknowledged by Com-pany to be sufficient for personal jurisdiction in any action against Company in the State of New York and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner per-mitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other juris-diction.

  10.18      Waiver of Jury Trial.
             --------------------

                 EACH OF THE PARTIES TO THIS AGREEMENT HEREBY
  AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

  10.19      Confidentiality.
             ---------------

                 Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures reasonably required by any bona fide assignee or participant in connection with the contemplated assignment by such Lender of any Loans or any participation therein or as required or requested by any govern-mental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by
           --------
  applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated
  --------  -------
  or required to return any materials furnished by Company or any of its Subsidiaries.

  10.20      Counterparts; Effectiveness.
             ---------------------------

                 This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.



             [Remainder of page intentionally left blank]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                 COMPANY:

                                PATHMARK STORES, INC.


                                By:
                                Title:


                                Notice Address:

                                     Pathmark Stores, Inc.
                                     301 Blair Road
                                     P.O. Box 5301
                                     Woodbridge, New Jersey 07095-
  0915
                                     Attention:  Chief Executive
  Officer

                                     with a copy to:

                                     Pathmark Stores, Inc.
                                     301 Blair Road
                                     P.O. Box 5301
                                     Woodbridge, New Jersey 07095-
  0915
                                     Attention:  Corporate
  Secretary

                 LENDERS:

                                BANKERS TRUST COMPANY,
                                individually and as Agent

                                By:
                                Title:


                                Notice Address:

                                     Bankers Trust Company
                                     280 Park Avenue
                                     New York, New York 10017
                                     Attention:  Mary Jo Jolly

                                     with a copy to:

                                     Bankers Trust Company
                                     300 South Grand Avenue, 41st
  Floor

                                     Los Angeles, California 90071
                                     Attention:  Michael R.
  Duckworth



                                PRIME INCOME TRUST



                                By:
                                Title:


                                Notice Address:

                                     Dean Witter Intercapital
                                     2 World Trade Center, 72nd
  Floor
                                     New York, New York 10048
                                     Attention:  Raphael Scolari





                                THE BANK OF NOVA SCOTIA



                                By:
                                Title:


                                Notice Address:

                                     165 Broadway
                                     26th Floor
                                     New York, New York 10006
                                     Attention:  Stephen Lockhart




                                BANQUE FRANCAISE DU COMMERCE
                                EXTERIEUR



                                By:
                                Title:


                                Notice Address:

                                     645 Fifth Avenue
                                     20th Floor
                                     New York, New York 10022
                                     Attention:  David Kopp
                                                Jean Richard




                                COMPAGNIE FINANCIERE DE CIC ET DE
                                  L'UNION EUROPEENNE



                                By:
                                Title:


                                Notice Address:

                                     520 Madison Avenue
                                     37th Floor
                                     New York, New York 10022
                                     Attention:  Alain Merle
  d'Aubigne




                                EATON VANCE PRIME RATE RESERVES



                                By:
                                Title:


                                Notice Address:

                                     24 Federal Street
                                     Boston, Massachusetts 02110
                                     Attention:  Jeffrey S. Garner



                                FIRST FIDELITY BANK, N.A., NEW
  JERSEY



                                By:
                                Title:


                                Notice Address:

                                     550 Broad Street
                                     5th Floor
                                     Newark, New Jersey 07102
                                     Attention:  Joseph DiFrancesco




                                THE FIRST NATIONAL BANK OF BOSTON



                                By:
                                Title:


                                Notice Address:

                                     100 Federal Street
                                     01-08-05
                                     Boston, Massachusetts 02110
                                     Attention:  Gordon L. Nelson

                                LTCB TRUST COMPANY



                                By:
                                Title:


                                Notice Address:

                                     165 Broadway
                                     50th Floor
                                     New York, New York 10006
                                     Attention:  Fumihiko Kamoshida




                                MIDLANTIC NATIONAL BANK



                                By:
                                Title:


                                Notice Address:

                                     499 Thornall Street
                                     9th Floor
                                     Edison, New Jersey 08818

                                     Attention:  Edward M.
  Tessalone




                                THE MITSUBISHI TRUST AND BANKING
                                  CORPORATION



                                By:
                                Title:


                                Notice Address:

                                     520 Madison Avenue
                                     39th Floor
                                     New York, New York  10022
                                     Attention:  Patricia Loret de
  Mola




                                CORESTATES BANK, N.A.



                                By:
                                Title:


                                Notice Address:

                                     1345 Chestnut Street
                                     Philadelphia, Pennsylvania
  19101
                                     F.C. 1-8-12-3
                                     Attention:  Thomas J.
  McDonnell




                                PILGRIM PRIME RATE TRUST



                                By:
                                Title:


                                Notice Address:

                                     10100 Santa Monica Boulevard
                                     21st Floor
                                     Los Angeles, California 90067
                                     Attention:  Michael Hatley




                                UNION BANK OF FINLAND, LTD. --
                                  GRAND CAYMAN BRANCH



                                By:
                                Title:


                                Notice Address:

                                     437 Madison Avenue
                                     22nd Floor
                                     New York, New York 10022
                                     Attention:  James Kyprios
                                                Durval Araujo


                                UNITED JERSEY BANK



                                By:
                                Title:


                                Notice Address:

                                     25 East Salem Street
                                     2nd Floor
                                     Hackensack, New Jersey 07602
                                     Attention:  Jeffrey L. Knoop



                                VAN KAMPEN MERRITT PRIME RATE
                                  INCOME TRUST



                                By:
                                Title:


                                Notice Address:

                                     One Parkview Plaza

                                     Oakbrook Terrace, Illinois
  60181
                                     Attention:  Jeffrey W. Maillet

                           CREDIT AGREEMENT


                     DATED AS OF OCTOBER 26, 1993


                                AMONG


                        PATHMARK STORES, INC.,
                             as Borrower,

                      THE LENDERS LISTED HEREIN,
                             as Lenders,

                                 and

                        BANKERS TRUST COMPANY,
                               as Agent

                        PATHMARK STORES, INC.

                           CREDIT AGREEMENT

                          TABLE OF CONTENTS
                          -----------------

                                                               Page
                                                               ----

  Section 1.          DEFINITIONS . . . . . . . . . . . . . . .   3
             1.1      Certain Defined Terms . . . . . . . . . .   3
                      ---------------------
             1.2      Accounting Terms; Utilization of
                      --------------------------------
                      GAAP for Purposes of Calculations
                      ---------------------------------
                      Under Agreement . . . . . . . . . . . . .  35
                      ---------------
             1.3      Other Definitional Provisions . . . . . .  36
                      -----------------------------

Section 2.   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS . . . .  36
             2.1      Commitments; Loans  . . . . . . . . . . .  36
                      ------------------
             2.2      Interest on the Loans . . . . . . . . . .  45
                      ---------------------
             2.3      Fees  . . . . . . . . . . . . . . . . . .  50
                      ----
             2.4      Prepayments and Reductions in
                      -----------------------------
                      Commitments; General Provisions
                      -------------------------------
                      Regarding Payments  . . . . . . . . . . .  50
                      ------------------
             2.5      Use of Proceeds . . . . . . . . . . . . .  58
                      ---------------
             2.6      Special Provisions Governing Euro-
                      ----------------------------------
                      dollar Rate Loans . . . . . . . . . . . .  59
                      -----------------
             2.7      Increased Costs; Taxes; Capital
                      -------------------------------
                      Adequacy  . . . . . . . . . . . . . . . .  61
                      --------
             2.8      Obligation of Lenders and Issuing
                      ---------------------------------
                      Lenders to Mitigate . . . . . . . . . . .  65
                      -------------------
             2.9      Removal of a Lender.  . . . . . . . . . .  66
                      -------------------
             2.10     Defaulting Lenders  . . . . . . . . . . .  66
                      ------------------

Section 3.   LETTERS OF CREDIT  . . . . . . . . . . . . . . . .  68
             3.1      Issuance of Letters of Credit and
                      ---------------------------------
                      Lenders' Purchase of
                      --------------------
                      Participations Therein  . . . . . . . . .  68
                      ----------------------
             3.2      Letter of Credit Fees . . . . . . . . . .  71
                      ---------------------
             3.3      Drawings and Reimbursement of
                      -----------------------------
                      Amounts Drawn Under Letters of
                      ------------------------------
                      Credit. . . . . . . . . . . . . . . . . .  72
                      ------
             3.4      Obligations Absolute  . . . . . . . . . .  75
                      --------------------
             3.5      Indemnification; Nature of Issuing
                      ----------------------------------
                      Lenders' Duties . . . . . . . . . . . . .  76
                      ---------------
             3.6      Increased Costs and Taxes Relating
                      ----------------------------------
                      to Letters of Credit  . . . . . . . . . .  77
                      --------------------

Section 4.   CONDITIONS TO LOANS AND LETTERS OF CREDIT  . . . .  78
             4.1      Conditions to Term Loans and
                      ----------------------------
                      Initial Revolving Loans and Swing
                      ---------------------------------
                      Line Loans  . . . . . . . . . . . . . . .  78
                      ----------
             4.2      Conditions to All Loans . . . . . . . . .  87
                      -----------------------
             4.3      Conditions to Letters of Credit . . . . .  88
                      -------------------------------

Section 5.   COMPANY'S REPRESENTATIONS AND WARRANTIES . . . . .  89

             5.1      Organization, Powers,
                      ---------------------
                      Qualification, Good Standing,
                      -----------------------------
                      Business and Subsidiaries . . . . . . . .  89
                      -------------------------
             5.2      Authorization of Borrowing, etc.  . . . .  90
                      --------------------------------
             5.3      Financial Condition . . . . . . . . . . .  92
                      -------------------
             5.4      No Material Adverse Change; No
                      ------------------------------
                      Restricted Junior Payments  . . . . . . .  92
                      --------------------------
             5.5      Title to Properties; Liens  . . . . . . .  92
                      --------------------------
             5.6      Litigation; Adverse Facts . . . . . . . .  93
                      -------------------------
             5.7      Payment of Taxes  . . . . . . . . . . . .  93
                      ----------------
             5.8      Performance of Agreements;
                      --------------------------
                      Materially Adverse Agreements . . . . . .  93
                      -----------------------------
             5.9      Governmental Regulation . . . . . . . . .  94
                      -----------------------
             5.10     Securities Activities . . . . . . . . . .  94
                      ---------------------
             5.11     Employee Benefit Plans  . . . . . . . . .  94
                      ----------------------
             5.12     Certain Fees  . . . . . . . . . . . . . .  95
                      ------------
             5.13     Environmental Protection  . . . . . . . .  95
                      ------------------------
             5.14     Employee Matters  . . . . . . . . . . . .  97
                      ----------------
             5.15     Solvency  . . . . . . . . . . . . . . . .  97
                      --------
             5.16     Disclosure  . . . . . . . . . . . . . . .  97
                      ----------
             5.17     Intellectual Property . . . . . . . . . .  97
                      ---------------------
             5.18     Restructuring Documents . . . . . . . . .  98
                      -----------------------

Section 6.   COMPANY'S AFFIRMATIVE COVENANTS  . . . . . . . . .  98
             6.1      Financial Statements and Other
                      ------------------------------
                      Reports . . . . . . . . . . . . . . . . .  98
                      -------
             6.2      Corporate Existence, etc. . . . . . . . . 104
                      -------------------------
             6.3      Payment of Taxes and Claims; Tax
                      --------------------------------
                      Consolidation . . . . . . . . . . . . . . 104
                      -------------
             6.4      Maintenance of Properties;
                      --------------------------
                      Insurance . . . . . . . . . . . . . . . . 104
                      ---------
             6.5      Inspection; Lender Meeting  . . . . . . . 105
                      --------------------------
             6.6      Compliance with Laws, etc.  . . . . . . . 105
                      --------------------------
             6.7      Environmental Disclosure and
                      ----------------------------
                      Inspection  . . . . . . . . . . . . . . . 106
                      ----------
             6.8      Execution of Subsidiary Guaranty
                      --------------------------------
                      and Collateral Documents by
                      ---------------------------
                      Subsidiaries and Future
                      -----------------------
                      Subsidiaries  . . . . . . . . . . . . . . 107
                      ------------
             6.9      Additional Mortgages; Release of
                      --------------------------------
                      Mortgages . . . . . . . . . . . . . . . . 107
                      ---------
             6.10     Assignability of Lease Agreements . . . . 111
                      ---------------------------------

Section 7.   COMPANY'S NEGATIVE COVENANTS . . . . . . . . . . . 111
             7.1      Indebtedness  . . . . . . . . . . . . . . 111
                      ------------
             7.2      Liens and Related Matters . . . . . . . . 113
                      -------------------------
             7.3      Investments; Joint Ventures . . . . . . . 116
                      ---------------------------
             7.4      Contingent Obligations  . . . . . . . . . 117
                      ----------------------
             7.5      Restricted Junior Payments  . . . . . . . 119
                      --------------------------
             7.6      Financial Covenants . . . . . . . . . . . 120
                      -------------------
             7.7      Restriction on Fundamental
                      --------------------------
                      Changes; Asset Sales  . . . . . . . . . . 123
                      --------------------
             7.8      Consolidated Capital Expenditures . . . . 124
                      ---------------------------------
             7.9      Restriction on Leases . . . . . . . . . . 125
                      ---------------------
             7.10     Sale or Discount of Receivables . . . . . 125
                      -------------------------------

             7.11     Transactions with Shareholders and
                      ----------------------------------
                      Affiliates  . . . . . . . . . . . . . . . 126
                      ----------
             7.12     Disposal of Subsidiary Stock  . . . . . . 126
                      ----------------------------
             7.13     Conduct of Business . . . . . . . . . . . 126
                      -------------------
             7.14     Amendments of Certain Documents;
                      --------------------------------
                      Designation of Specified Senior
                      -------------------------------
                      Indebtedness  . . . . . . . . . . . . . . 127
                      ------------
             7.15     Fiscal Year . . . . . . . . . . . . . . . 127
                      -----------

Section 8.   EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . 128
             8.1      Failure to Make Payments When Due . . . . 128
                      ---------------------------------
             8.2      Default in Other Agreements . . . . . . . 128
                      ---------------------------
             8.3      Breach of Certain Covenants . . . . . . . 128
                      ---------------------------
             8.4      Breach of Warranty  . . . . . . . . . . . 129
                      ------------------
             8.5      Other Defaults Under Loan
                      -------------------------
                      Documents . . . . . . . . . . . . . . . . 129
                      ---------
             8.6      Involuntary Bankruptcy;
                      -----------------------
                      Appointment of Receiver, etc. . . . . . . 129
                      -----------------------------
             8.7      Voluntary Bankruptcy; Appointment
                      ---------------------------------
                      of Receiver, etc. . . . . . . . . . . . . 129
                      -----------------
             8.8      Judgments and Attachments . . . . . . . . 130
                      -------------------------
             8.9      Dissolution . . . . . . . . . . . . . . . 130
                      -----------
             8.10     Employee Benefit Plans  . . . . . . . . . 130
                      ----------------------
             8.11     Change in Control . . . . . . . . . . . . 130
                      -----------------
             8.12     Invalidity of Subsidiary Guaranty . . . . 131
                      ---------------------------------
             8.13     Failure of Security . . . . . . . . . . . 132
                      -------------------
             8.14     Failure to Consummate
                      ---------------------
                      Restructuring . . . . . . . . . . . . . . 132
                      -------------
             8.15     Termination or Breach of
                      ------------------------
                      Logistical Services Agreement . . . . . . 132
                      -----------------------------
             8.16     Incurrence of Tax Liability
                      ---------------------------
                      Relating to
                      ------------
                      Spin-Off. . . . . . . . . . . . . . . . . 132
                      --------
             8.17     Amendments of Certain Documents
                      -------------------------------
                      Relating to PTKH Bonds. . . . . . . . . . 133
                      ----------------------

Section 9.   AGENT AND COLLATERAL CO-AGENTS . . . . . . . . . . 134
             9.1      Appointment . . . . . . . . . . . . . . . 134
                      -----------
             9.2      Powers; General Immunity  . . . . . . . . 135
                      ------------------------
             9.3      Representations and Warranties; No
                      ----------------------------------
                      Responsibility For Appraisal of
                      --------------------------------
                      Creditworthiness  . . . . . . . . . . . . 137
                      ----------------
             9.4      Right to Indemnity  . . . . . . . . . . . 137
                      ------------------
             9.5      Payee of Note Treated as Owner  . . . . . 137
                      ------------------------------
             9.6      Successor Agent, Collateral Co-
                      -------------------------------
                      Agent
                      ------
                      and Swing Line Lender . . . . . . . . . . 138
                      ---------------------
             9.7      Collateral Documents  . . . . . . . . . . 138
                      --------------------

Section 10.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . 139
             10.1     Assignments and Participations in
                      ---------------------------------
                      Loans and Letters of Credit . . . . . . . 139
                      ---------------------------
             10.2     Expenses  . . . . . . . . . . . . . . . . 142
                      --------
             10.3     Indemnity . . . . . . . . . . . . . . . . 142
                      ---------

             10.4     Set Off; Security Interest in
                      -----------------------------
                      Deposit
                      --------
                      Accounts  . . . . . . . . . . . . . . . . 143
                      --------
             10.5     Ratable Sharing . . . . . . . . . . . . . 144
                      ---------------
             10.6     Amendments and Waivers  . . . . . . . . . 145
                      ----------------------
             10.7     Independence of Covenants . . . . . . . . 146
                      -------------------------
             10.8     Notices . . . . . . . . . . . . . . . . . 146
                      -------
             10.9     Survival of Representations,
                      ----------------------------
                      Warranties and Agreements . . . . . . . . 146
                      -------------------------
             10.10    Failure or Indulgence Not Waiver;
                      ---------------------------------
                      Remedies Cumulative . . . . . . . . . . . 147
                      -------------------
             10.11    Marshalling; Payments Set Aside . . . . . 147
                      -------------------------------
             10.12    Severability  . . . . . . . . . . . . . . 147
                      ------------
             10.13    Obligations Several; Independent
                      --------------------------------
                      Nature of Lenders' Rights . . . . . . . . 147
                      -------------------------
             10.14    Headings  . . . . . . . . . . . . . . . . 148
                      --------
             10.15    Applicable Law  . . . . . . . . . . . . . 148
                      --------------
             10.16    Successors and Assigns  . . . . . . . . . 148
                      ----------------------
             10.17    Consent to Jurisdiction and
                      ---------------------------
                      Service of Process  . . . . . . . . . . . 148
                      ------------------
             10.18    Waiver of Jury Trial  . . . . . . . . . . 149
                      --------------------
             10.19    Confidentiality . . . . . . . . . . . . . 149
                      ---------------
             10.20    Counterparts; Effectiveness . . . . . . . 150
                      ---------------------------

                               EXHIBITS


  I               FORM OF NOTICE OF BORROWING
  II              FORM OF NOTICE OF CONVERSION/CONTINUATION
  III             FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
  IV-A            FORM OF TERM A NOTE
  IV-B            FORM OF TERM B NOTE
  V          FORM OF REVOLVING NOTE
  VI              FORM OF SWING LINE NOTE
  VII             FORM OF COMPLIANCE CERTIFICATE
  VIII            FORM OF OPINION OF SHEARMAN & STERLING
  IX              FORM OF OPINION OF GENERAL COUNSEL OF COMPANY
  X               FORM OF OPINION OF O'MELVENY & MYERS
  XI          FORM OF ASSIGNMENT AND ACCEPTANCE
  XII        FORM OF COLLATERAL ACCOUNT AGREEMENT
  XIII            FORM OF COMPANY PLEDGE AGREEMENT
  XIV             FORM OF COMPANY SECURITY AGREEMENT
  XV              FORM OF COMPANY TRADEMARK SECURITY AGREEMENT
  XVI             FORM OF SUBSIDIARY GUARANTY
  XVII            FORM OF SUBSIDIARY PLEDGE AGREEMENT
  XVIII           FORM OF SUBSIDIARY SECURITY AGREEMENT
  XIX             FORM OF SUBSIDIARY TRADEMARK SECURITY AGREEMENT
  XX         FORM OF MORTGAGE

                              SCHEDULES


            2.1   LENDERS' COMMITMENTS AND PRO RATA SHARES
            4.1B  REAL PROPERTY COVERED BY CLOSING DATE MORTGAGES
            4.1K  REAL PROPERTY COVERED BY ENVIRONMENTAL REPORTS
            5.1   SUBSIDIARIES OF COMPANY
            5.2B  CERTAIN APPROVALS AND CONSENTS
            5.2C  CERTAIN GOVERNMENTAL CONSENTS
            5.6   LITIGATION
            5.11  CERTAIN EMPLOYEE BENEFIT PLANS
            5.13  ENVIRONMENTAL MATTERS
            5.17  INTELLECTUAL PROPERTY MATTERS
            6.9   REAL PROPERTY REQUIRING LANDLORD CONSENT
            7.1   CERTAIN EXISTING INDEBTEDNESS
            7.2   CERTAIN EXISTING LIENS
            7.3   CERTAIN EXISTING INVESTMENTS
            7.4   CERTAIN EXISTING CONTINGENT OBLIGATIONS
            7.7   REAL PROPERTY TO BE SOLD PURSUANT TO WESTERN
                  PENNSYLVANIA STORES ASSETS